Exhibit 2.1

PLAN OF CONVERSION

OF

EIG MUTUAL HOLDING COMPANY

Adopted August 17, 2006

and

Amended and Restated on October 3, 2006

This Plan of Conversion is subject to initial approval by the Commissioner of the Nevada Department of Insurance pursuant to NRS 693A.455.

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EXHIBITS

Exhibit A	Form of Amended and Restated Articles of Incorporation of Employers Holdings, Inc.

Exhibit B	Form of Amended and Restated Bylaws of Employers Holdings, Inc.

Exhibit C	Form of Amended and Restated Articles of Incorporation of Employers Group, Inc.

Exhibit D	Form of Amended and Restated Bylaws of Employers Group, Inc.

Exhibit E	Form of Amended and Restated Bylaws of Employers Insurance Company of Nevada

Exhibit F	Form of Notice of Special Meeting

Exhibit G	Voting Procedures

Exhibit H	Actuary’s Report on Allocation Methodology

Exhibit I	Form of Employers Holdings, Inc. Equity and Incentive Plan

Exhibit J	Plan of Operation for Closed Block

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PLAN OF CONVERSION OF

EIG MUTUAL HOLDING COMPANY

This Plan of Conversion has been unanimously approved and adopted by the Board of Directors of EIG Mutual Holding Company, a Nevada mutual insurance holding company (“EIG Mutual Holding”), at a meeting duly called and held on August 17, 2006 (the “Adoption Date”) and has been amended and restated by unanimous vote of the Board of Directors of EIG Mutual Holding at a meeting duly called and held on October 3, 2006. All capitalized terms used in this Plan of Conversion and not otherwise defined shall have the respective meanings assigned to them in Article I below.

PREAMBLE

Currently, EIG Mutual Holding owns one hundred percent (100%) of the outstanding voting stock of Employers Insurance Group, Inc., a Nevada intermediate stock holding company (“Employers Insurance Group”), which, in turn, owns one hundred percent (100%) of the outstanding voting stock of Employers Insurance Company of Nevada, a Nevada stock workers compensation insurance company (“EICN”), which was reorganized pursuant to an Amended and Restated Plan of Reorganization adopted September 9, 2004 and amended November 8, 2004 (the “Plan of Reorganization”).

The Board of Directors and management of EIG Mutual Holding have concluded that the demutualization of EIG Mutual Holding would further the organization’s strategic goals and plans by, among other things, providing EIG Mutual Holding with more diversified access to capital and enhanced structural flexibility. A demutualization also will provide the Eligible Members of EIG Mutual Holding with Common Stock and/or cash in exchange for extinguishment of their Membership Interests in EIG Mutual Holding as set forth herein and will increase EIG Mutual Holding’s financial resources and ability to invest in future growth. Because mutuality has not been a critical component of EICN’s culture, branding or product marketing and distribution, the Board of Directors believes that the loss of EIG Mutual Holding’s mutuality will not be detrimental to EICN’s business, operations or franchise.

On the Effective Date, EIG Mutual Holding will convert (the “Conversion”) into a Nevada stock corporation (“Converted EIG Mutual Holding”), and its Articles of Incorporation will be amended and restated as provided herein, pursuant to the provisions of the Nevada Revised Statutes (“NRS”) 693A.400 to 693A.540 inclusive and this Plan of Conversion. Pursuant to this Plan of Conversion, at the Effective Time, all Membership Interests of Members of EIG Mutual Holding will be extinguished and Eligible Members will become entitled to receive Common Stock and/or cash as set forth in Article XI. The Conversion will not, in any way, change premiums or affect policy benefits or other policy obligations of EICN to its Policyholders under existing policies.

The Board of Directors has unanimously determined that this Plan of Conversion (i) is fair and equitable to the Eligible Members, (ii) is in the best interest of EIG Mutual Holding and (iii) satisfies the requirements of NRS 693A.440. As a result, the Board of Directors has directed that this Plan of Conversion, together with the Exhibits attached hereto, be submitted to the Commissioner for approval pursuant to NRS 693A.445. The Board of Directors has also directed that this Plan of Conversion be submitted to Members of EIG Mutual Holding for approval pursuant to NRS 693A.460 and the applicable provisions of EIG Mutual Holding’s bylaws.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms shall have the respective meanings set forth below throughout this Plan of Conversion:

“Adoption Date” means August 17, 2006, the date on which the Board of Directors unanimously adopted a resolution in accordance with NRS 693A.420 and NRS 693A.430 initially proposing, approving and adopting this Plan of Conversion, including the proposed amendments to EIG Mutual Holding’s Articles of Incorporation set forth in Exhibit A hereto.

“Allocable Shares” means, subject to Section 11.1(h), 50,000,000 shares of Common Stock, to be allocated as described in Article X.

“Allocation Premium” shall have the meaning set forth in Section 10.3(d) hereof.

“Board of Directors” means the Board of Directors of EIG Mutual Holding.

“Calculation Date” means September 30, 2006.

“Cash Election Shares” means all Allocable Shares with respect to which an Eligible Member has made a valid cash election in accordance with Section 11.1.

“Certificate of Authority” means the amended certificate of authority issued by the Commissioner pursuant to NRS 693A.470 in order to effectuate this Plan of Conversion, which shall include the amendments thereto contemplated by Section 2.10.

“Closed Block” means the accounting mechanism and procedure established by EICN pursuant to Section 12.5 of this Plan of Conversion.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commissioner” means the Nevada Commissioner of Insurance.

“Common Stock” means the common stock, par value $0.01 per share, of Converted EIG Mutual Holding.

“Company Records” means the books and records of EIG Mutual Holding, Converted EIG Mutual Holding or EICN, as applicable.

“Contract Rights” means the right of an Owner to receive (i) the insurance coverage specified in its Policy in accordance with the terms and provisions thereof and (ii) policyholder dividends, on those Policies with dividend participation provisions, if and when declared by EICN’s board of directors in accordance with the terms and provisions of such Policy.

“Conversion” shall have the meaning set forth in the Preamble hereof.

“Converted EIG Mutual Holding” shall have the meaning set forth in the Preamble hereof.

“Effective Date” means the date upon which the Conversion becomes effective through the issuance by the Commissioner of the Certificate of Authority pursuant to NRS 693A. 470, and which shall be the same date as the date of closing of the IPO.

“Effective Time” means 12:01 a.m., Pacific Standard Time or Pacific Daylight Time, as the case may be, in Reno, Nevada on the Effective Date, or such later time as set forth in the Amended and Restated Articles of Incorporation to be filed by EIG Mutual Holding pursuant to Section 2.5 hereof.

“EICN” means Employers Insurance Company of Nevada, a Nevada stock insurance company.

“EIG Mutual Holding” means EIG Mutual Holding Company, a Nevada mutual insurance holding company.

“Elective Cash Requirements” means the aggregate dollar amount of cash necessary for EIG Mutual Holding to fund all elections for cash pursuant to Section 11.1(a).

“Eligible Member” means a Person who is (or, collectively, the Persons who are) on the Adoption Date the Owner of one or more In Force Policies as reflected in the Company Records, and who therefore has a Membership Interest in EIG Mutual Holding on the Adoption Date, in accordance with NRS 693A.420 and NRS 693A.430, and is therefore entitled to vote at the Special Meeting in accordance with NRS 693A.460 and to receive Common Stock and/or cash as consideration in the Conversion in accordance with NRS 693A.440.

“Employers Insurance Group” means Employers Insurance Group, Inc., a Nevada intermediate stock holding company.

“Equity and Incentive Plan” shall have the meaning set forth in Section 12.1(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means any person holding the title of Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Executive Vice President, Chief Administrative Officer, Chief Information Officer, Chief Underwriting Officer, Chief Claims Officer, Regional President or Senior Vice President, or any functionally equivalent title(s).

“Fixed Allocation Percentage” shall have the meaning set forth in Section 10.3(d) hereof.

“GAAP” means generally accepted accounting principles.

“In Force” shall have the meaning set forth in Section 9.3 hereof.

“Independent Policyholder Director” means the Person appointed to the Board of Directors of EIG Mutual Holding pursuant to Section 10.01(b) of the Plan of Reorganization.

“IPO” means the initial public offering of the Common Stock of Converted EIG Mutual Holding to be completed as contemplated by Section 3.1 hereof.

“IPO Stock Price” means the price per share at which the Common Stock is sold to the public in the IPO.

“Mandatory Cash Requirements” means the aggregate dollar amount of cash necessary for EIG Mutual Holding to (i) fund the mandatory cash payments for Eligible Members described in paragraphs (b) and (c) of Section 11.1, and (ii) pay all fees and expenses incurred by EIG Mutual Holding, Employers Insurance Group or EICN, respectively, in connection with the Conversion and the IPO (other than any underwriting commissions).

“Member” means, as of any date, a Person who is (or, collectively, the Persons who are) on such date the Owner of one or more Policies which is (are) In Force on such date as reflected in the Company Records.

“Member Allocation Percentage” shall have the meaning set forth in Section 10.3(d) hereof.

“Member Allocable Shares” shall have the meaning set forth in Section 10.3 hereof.

“Member Information Statement” means the Member Information Statement of EIG Mutual Holding, including all annexes thereto, containing information relevant to this Plan of Conversion and the Special Meeting and to be delivered to the Members of EIG Mutual Holding in connection with their vote with respect to this Plan of Conversion as contemplated by Article VII hereof.

“Member Policy Endorsement” means any existing endorsement to a Policy that provides that the Policyholder has a Membership Interest in and/or is a Member of, or otherwise has any voting or other rights in or with respect to, EIG Mutual Holding.

“Membership Interests” means those rights, excluding Contract Rights, in EIG Mutual Holding prior to the Effective Time that are conferred by law, the Plan of Reorganization and/or EIG Mutual Holding’s Articles of Incorporation and Bylaws, which may include, but are not limited to (i) the right to vote at annual and special meetings of Members, (ii) the right to share in distributions of, or to receive consideration for, assets in a liquidation and dissolution, (iii) the right to receive consideration in a demutualization in accordance with NRS 693A.400 to

693A.540 inclusive, and (iv) the right to receive Member dividends as, if and when declared by the Board of Directors and approved by the Commissioner.

“MHC Order” means the Order of the Commissioner, dated November 29, 2004, approving the Plan of Reorganization.

“Morgan Stanley” means Morgan Stanley & Co. Incorporated.

“Net Cash Proceeds” means the cash proceeds of the IPO received by Converted EIG Mutual Holding, net of all underwriting commissions, without taking into account any proceeds received pursuant to the exercise of any Underwriters’ Over Allotment Option.

“Net Earned Premium” shall have the meaning set forth in Section 10.3(d) hereof.

“Net Policy Premium” shall have the meaning set forth in Section 10.3(d) hereof.

“NRS” means the Nevada Revised Statutes.

“Owner” means, with respect to any Policy, the Person or Persons specified or determined pursuant to Section 9.2 hereof.

“Person” means an individual, partnership, firm, association, corporation, joint-stock company, limited liability company, trust, government or governmental agency, state or political subdivision of a state, public or private corporation, board, association, estate, trustee or fiduciary, or any similar entity. A Person who is an Owner of Policies in more than one legal capacity (e.g., trustee under separate trusts) shall be deemed to be a separate Person in each such capacity.

“Per Share Cash Amount” shall have the meaning set forth in Section 11.1(e) hereof.

“Plan of Conversion” means this Plan of Conversion, including all schedules and exhibits hereto, as it may be amended from time to time in accordance with Section 12.6 hereof.

“Plan of Reorganization” means EICN’s Amended and Restated Plan of Reorganization adopted September 9, 2004 and amended November 8, 2004.

“Policy” shall have the meaning set forth in Section 9.1 hereof.

“Policyholder” means, as of any date, a Person who is (or collectively, the Persons who are) on such date the Owner of one or more In Force Policies as reflected in the Company Records.

“Premium Allocation Percentage” shall have the meaning set forth in Section 10.3(d) hereof.

“Public Hearing” means the public hearing to be conducted by the Commissioner, or her designated hearing officer, pursuant to the provisions of NRS 693A.450, relative to this Plan of Conversion.

“Record Date” shall have the meaning set forth in Section 7.1 hereof.

“Record Date Member” shall have the meaning set forth in Section 7.1 hereof.

“SAP” means statutory accounting principles prescribed by the State of Nevada.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Pool” shall have the meaning set forth in Section 12.3 hereof.

“Special Meeting” means the meeting of Members of EIG Mutual Holding to vote on this Plan of Conversion, including the Amended and Restated Articles of Incorporation of Converted EIG Mutual Holding in the form attached hereto as Exhibit A, and any adjournments, postponements or continuations of such meeting.

“State” means any state, territory or insular possession of the United States of America and the District of Columbia.

“Tenure Allocation Percentage” shall have the meaning set forth in Section 10.3(d) hereof.

“Tillinghast” means the Tillinghast business of Towers, Perrin, Forster & Crosby, Inc.

“Total Tenure Days” shall have the meaning set forth in Section 10.3(d) hereof.

“Underwriters’ Over Allotment Option” means the option (if any) granted by Converted EIG Mutual Holding to the underwriters to purchase additional shares of Common Stock under certain conditions set forth in an agreement to be entered into between EIG Mutual Holding and the representatives of the underwriters in the IPO.

“Variable Allocation Percentage” shall have the meaning set forth in Section 10.3(d) hereof.

“Voting Procedures” means the voting procedures adopted by the Board of Directors and attached hereto as Exhibit G.

ARTICLE II

THE CONVERSION

Section 2.1 The Conversion. At the Effective Time, in accordance with the terms of this Plan of Conversion and by operation of NRS 693A.400 to 693A.540 inclusive, EIG Mutual Holding will convert to and become a Nevada stock corporation. The corporate existence of EIG Mutual Holding before, at and after the Effective Time will continue without interruption in accordance with NRS 693A.485, and the Conversion in no way shall annul, modify or change any of EIG Mutual Holdings’ existing suits, rights, contracts or liabilities, except as provided in this Plan of Conversion or in any order issued by the Commissioner with respect to this Plan of Conversion pursuant to NRS 693A.400 to 693A.540, inclusive. From and after the Effective Time, Converted EIG Mutual Holding shall no longer be a mutual insurance holding company within the meaning of NRS 693A.560.

Section 2.2 Extinguishment of Membership Interests in EIG Mutual Holding. At the Effective Time, the Membership Interests held by Members in EIG Mutual Holding will be extinguished, and Eligible Members will have the right to receive consideration in exchange for such extinguishment in accordance with the provisions of Article XI hereof.

Section 2.3 Effective Date. The Conversion shall become effective as of the Effective Time on the IPO closing date, which also shall be the date on which the Commissioner issues the Certificate of Authority to EICN in accordance with NRS 693A.470. Following satisfaction of the conditions set forth in Article VIII, EIG Mutual Holding shall file a certificate with the Commissioner stating that all of the conditions set forth in this Plan of Conversion have been satisfied so as to enable the Commissioner to issue the Certificate of Authority effective as of the IPO closing date.

Section 2.4 Tax. For U.S. federal income tax purposes, it is intended that the Conversion shall qualify as a reorganization under Section 368(a) of the Code, and this Plan of Conversion is intended to be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code.

Section 2.5 Articles of Incorporation and Bylaws of EIG Mutual Holding. At the Effective Time, the Articles of Incorporation and Bylaws of EIG Mutual Holding shall be amended and restated in the forms attached hereto as Exhibits A and B, respectively, and shall become the Articles of Incorporation and Bylaws of Converted EIG Mutual Holding. From and after the Effective Time, the name of Converted EIG Mutual Holding as set forth in its Amended and Restated Articles of Incorporation shall be “Employers Holdings, Inc.” Prior to the Effective Time, the Board of Directors shall take such action as is necessary to effectuate such amendments as of the Effective Time (including filing the Amended and Restated Articles of Incorporation with the Secretary of State of Nevada).

Section 2.6 Directors and Officers. From and after the Effective Time, the persons serving as directors and officers of EIG Mutual Holding immediately prior to the Effective Time shall continue to serve in such capacities with Converted EIG Mutual Holding until their successors shall have been duly elected and qualified pursuant to Converted EIG Mutual Holding’s Articles of Incorporation and Bylaws. As of the Effective Time, (i) a majority of the members of the Board of Directors, and all of the members of the Board of Directors serving on the audit, compensation and nominating and governance committees of the Board of Directors, shall be Persons who meet the independence requirements of the securities exchange on which the Common Stock is listed (without regard to any transition period provided for therein), and (ii) all of the members of the compensation committee also shall be Persons who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the SEC under the Exchange Act and who are “outside directors” within the meaning of Treasury Regulation 1.162-27(e)(3)(i) (without regard to any transition period provided for therein).

Section 2.7 Plan of Reorganization. From and after the Effective Time, (i) none of EIG Mutual Holding, Employers Insurance Group or EICN or any of their successors shall have any further or continuing obligations under or pursuant to the Plan of Reorganization, including without limitation, Sections 2.02, 2.03, 2.06, 2.07, 2.11, 5.02, 5.03, 10.01, 10.05, 10.06 and 10.07 thereof, which shall have no further force or effect and shall be superseded by this Plan of Conversion and the final order issued by the Commissioner pursuant to NRS 693A.470(1), and (ii) paragraphs 2 and 3 of the MHC Order shall have no further force or effect and shall be superseded by this Plan of Conversion and the final order issued by the Commissioner pursuant to NRS 693A.470(1).

Section 2.8 Articles of Incorporation and Bylaws of Employers Insurance Group. At the Effective Time, the Articles of Incorporation and Bylaws of Employers Insurance Group shall be amended and restated in the forms attached hereto as Exhibits C and D, respectively. From and after the Effective Time, the name of Employers Insurance Group as set forth in its Amended and Restated Articles of Incorporation shall be “Employers Group, Inc.” Prior to the Effective Time, EIG Mutual Holding and Employers Insurance Group shall take such action as is necessary to effectuate such amendments as of the Effective Time (including filing the Amended and Restated Articles of Incorporation with the Secretary of State of Nevada). From and after the Effective Time, Employers Insurance Group shall no longer be an intermediate stock holding company within the meaning of NRS 693A.555.

Section 2.9 Bylaws of EICN. At the Effective Time, the Bylaws of EICN shall be amended and restated in the form attached hereto as Exhibit E. Prior to the Effective Time, EIG Mutual Holding and EICN shall take such action as is necessary to effectuate such amendments as of the Effective Time.

Section 2.10 Certificate of Authority. In connection with the completion of the Conversion, EICN shall submit an application pursuant to NRS 680A.170 to amend its certificate of authority to provide that EICN will be licensed as a property and casualty insurance company authorized to write workers’ compensation insurance in Nevada, and the Certificate of Authority to be issued to effect the Conversion as contemplated by Section 2.3 hereof shall include the amendments contemplated by such application to the extent so approved by the Commissioner in accordance with applicable Nevada Law.

ARTICLE III

INITIAL PUBLIC OFFERING

Section 3.1 Initial Public Offering.

(a) Converted EIG Mutual Holding shall cause the closing of the IPO to occur on the Effective Date. The effective time of the closing of the IPO shall be 10:00 a.m. New York time on the Effective Date or as soon as practicable thereafter on the Effective Date following the Effective Time. As of the date of this Plan of Conversion, in accordance with NRS 693A.440(2)(e), the range of shares of Common Stock of Converted EIG Mutual Holding currently projected to be issued to Eligible Members in the Conversion is between 20,000,000 and 33,000,000 shares, and the range of shares of Common Stock currently projected to be sold or reserved for sale to investors in the IPO is between 20,000,000 and 33,000,000 shares (not including any shares issuable upon exercise of any Underwriters’ Over Allotment Option). These preliminary ranges of shares were determined based upon facts and circumstances as of the Adoption Date and assumptions made as of the Adoption Date regarding, among other things, the number of Eligible Members electing to receive cash consideration in the Conversion, the expenses to be incurred by EIG Mutual Holding in connection with the Conversion and the IPO and the size of the IPO. The actual number of shares of Common Stock to be issued in the Conversion and the IPO could differ, perhaps significantly, from these preliminary ranges.

(b) In connection with the IPO, Converted EIG Mutual Holding shall arrange for the listing of the Common Stock on a national securities exchange and shall use reasonable efforts to maintain the listing for so long as Converted EIG Mutual Holding is a publicly traded company. Other than ordinary course book entry sale and transfer procedures to be provided by the transfer agent of Converted EIG Mutual Holding pursuant to the transfer agent’s direct registration (book entry) system, Converted EIG Mutual Holding shall not have any obligation to provide a procedure for the sale by Eligible Members of any shares of Common Stock.

(c) EIG Mutual Holding shall use its reasonable best efforts to ensure that the managing underwriters for the IPO conduct the offering process in a manner that is generally consistent with customary practices for similar offerings (including, but not limited to, customary practices with respect to the marketing and promotion of the IPO and the terms of the underwriting agreement with respect to the IPO). EIG Mutual Holding shall provide the Nevada Division of Insurance and its advisors a reasonable opportunity to review and provide comment on the underwriting agreement with respect to the IPO. A pricing committee of the Board of Directors of EIG Mutual Holding shall determine the IPO Stock Price, provided that the IPO Stock Price is within a range approved by the Board of Directors or is expressly approved by the Board of Directors. The members of the pricing committee shall be the Chief Executive Officer of EIG Mutual Holding, the Independent Policyholder Director of EIG Mutual Holding, and one or more other directors, each of whom shall be “independent” under the rules of the national securities exchange on which the Common Stock is to be traded and one of whom shall serve as the Chairperson of the committee. No employee, officer or director of or legal counsel to any of the underwriters for the IPO shall serve on such committee. The Nevada Division of Insurance and its advisors shall be permitted to monitor and review the IPO process in accordance with such terms and procedures as EIG Mutual Holding shall agree to in writing. EIG Mutual Holding shall not enter into an underwriting agreement for the IPO unless it is notified that the Commissioner has received confirmation from her financial advisor to the effect that EIG Mutual Holding and the underwriters for the IPO have complied in all material respects with the requirements of this Section 3.1(c).

(d) The gross proceeds of the IPO shall be not less than $125 million. The Net Cash Proceeds must, at a minimum, be sufficient to fund the Mandatory Cash Requirements in full, and the Net Cash Proceeds shall be used first for that purpose. Any Net Cash Proceeds that remain after the Mandatory Cash Requirements have been funded in full shall be used next to fund the Elective Cash Requirements in accordance with Section 11.1. If the Net

Cash Proceeds are sufficient to fund both the Mandatory Cash Requirements and the Elective Cash Requirements in full, Converted EIG Mutual Holding may retain up to $25 million of any Net Cash Proceeds that remain for working capital, payment of future dividends on the Common Stock, repurchases of shares of Common Stock and other general corporate purposes, and any remaining Net Cash Proceeds in excess of such $25 million limit may be contributed to EICN.

(e) Notwithstanding any other provision of this Plan of Conversion to the contrary, if the Board of Directors or the Pricing Committee of EIG Mutual Holding determines, in its sole discretion and after receiving the advice of the managing underwriters of the IPO, that completion of the IPO at an offering amount that exceeds the amount necessary to fully fund the Mandatory Cash Requirements and the Elective Cash Requirements is advisable or appropriate in connection with seeking to optimize the marketing of the IPO and the aftermarket performance of the Common Stock, some or all of the Net Cash Proceeds remaining after the Mandatory Cash Requirements and the Elective Cash Requirements have been funded in full may be used to pay cash consideration to Eligible Members not electing cash, in accordance with Section 11.1(e) below, but only if the amount of Net Cash Proceeds so utilized for such purpose does not exceed an aggregate amount equal to (1) $225 million less (2) the sum of (i) the total amount of the Elective Cash Requirements plus (ii) the amount, if any, of the Net Cash Proceeds retained by Converted EIG Mutual Holding and EICN in accordance with Section 3.1(d).

(f) The net proceeds of any Underwriters’ Over Allotment Option shall be used first to fund (in accordance with Section 11.1(d)) that portion, if any, of the Elective Cash Requirements that is not funded in full by the Net Cash Proceeds to the extent required by Section 3.1(d). Converted EIG Mutual Holding may retain and use any amount of the net proceeds from the exercise of any Underwriters’ Over Allotment Option that is not needed to fund the Elective Cash Requirements for working capital, payment of future dividends on the Common Stock, repurchases of shares of Common Stock and other general corporate purposes, and may use any or all of such amount to pay additional cash consideration in accordance with Section 11.1(e).

ARTICLE IV

BENEFITS AND DISADVANTAGES/RISKS OF THE CONVERSION

Section 4.1 Benefits. The Board of Directors has determined that this Plan of Conversion is fair and equitable to the Eligible Members, is in the best interest of EIG Mutual Holding and will provide benefits to EIG Mutual Holding in that it will provide (i) direct economic benefits to Eligible Members, (ii) maximum financial flexibility and access to capital, (iii) the broadest range of alternatives in effecting business combinations, (iv) an enhanced ability to attract and compensate management and employees, (v) a broad overall corporate presence in the public markets, and (vi) a more customary and less cumbersome corporate structure. These benefits to EIG Mutual Holding and its Members include:

(a) Direct Economic Benefits to Eligible Members. Upon the Effective Date, Eligible Members will have the right to receive cash and/or Common Stock in exchange for extinguishment of their Membership Interests. To the extent Eligible Members receive Common Stock, they will have voting rights and a continued economic interest in Converted EIG Mutual Holding. To the extent Eligible Members receive cash, they will not be subject to the risk of future fluctuations in the market value of the Common Stock of Converted EIG Mutual Holding. All Eligible Members will have the ability to redeploy into their own businesses the value realized in the Conversion.

(b) Maximum Financial Flexibility and Access to Capital. Conversion to a publicly-traded stock corporation will provide enhanced access to capital for Converted EIG Mutual Holding through the ability to issue equity securities in the public markets without limitations on the percentage of voting stock that it may issue, as is currently the case with Employers Insurance Group. Converted EIG Mutual Holding will be better able to manage its capital structure by accessing the public capital markets more quickly and efficiently as needs arise and by engaging in share repurchases and paying shareholder dividends when appropriate.

(c) Broadest Range of Alternatives in Effecting Business Combinations. Conversion to a stock corporation will provide Converted EIG Mutual Holding greater organizational flexibility to pursue growth through mergers, business combinations and other strategic alliances that may help Converted EIG Mutual Holding execute its business plan and compete more effectively in the future. The range of potential merger and acquisition opportunities in the public company merger market is generally broader than the range of merger and acquisition opportunities in the mutual-to-mutual merger market. The ability to use listed stock of Converted EIG Mutual Holding as acquisition currency could provide additional opportunities to make acquisitions of stock companies on a tax-efficient basis and without significant regulatory capital implications. Enhanced access to public equity and debt markets also provides a means of more efficiently funding cash acquisitions.

(d) Enhanced Ability to Attract and Compensate Management and Employees. The Conversion will enable Converted EIG Mutual Holding to offer stock-based compensation and incentive plans to employees, officers and directors. EIG Mutual Holding believes that the flexibility to grant stock-based compensation could enhance Converted EIG Mutual Holding’s ability to attract and retain qualified employees, officers and directors, whose dedication and service will benefit Converted EIG Mutual Holding and its stockholders. Stock-based compensation plans can provide an efficient alignment of interests between a company’s management and its owners and can be a more cost-effective form of compensation than cash plans.

(e) Broadens Company’s Overall Corporate Presence. By becoming a publicly-traded company, Converted EIG Mutual Holding will expand its overall corporate presence and visibility. An expanded public presence and visibility can help motivate management and employees and attract and retain talented personnel, and could provide Converted EIG Mutual Holding with exposure to a broader range of opportunities for growth.

(f) Optimizes Corporate Structure. Mutuality has not been a critical component of EICN’s culture, branding or product marketing and distribution, and the Conversion will eliminate a more cumbersome corporate structure that is not optimal for future growth and replace it with a structure that is more customary and familiar to investors and the public.

Section 4.2 Disadvantages/Risks. The Board of Directors has determined that this Plan of Conversion is fair and equitable to Eligible Members and is in the best interest of EIG Mutual Holding. However, potential or perceived disadvantages/risks arising out of this Plan of Conversion include:

(a) Significant One-Time and Ongoing Costs. The process involved in completing the Conversion and the IPO will entail significant one-time costs as well as the ongoing costs associated with being a public company. EIG Mutual Holding will pay significant fees to its legal, financial and actuarial advisors as well as the advisors of the Nevada Division of Insurance, and will incur substantial costs in seeking regulatory approval of the Plan of Conversion and in preparing EIG Mutual Holding to become public. The ongoing costs of complying with securities, corporate governance and other laws and regulations applicable to public companies are expected to be significant.

(b) Increased Scrutiny and Transparency to Competitors. As a public company, Converted EIG Mutual Holding will face heightened focus on its business, operations, and financial reporting, and the disclosure requirements applicable to public companies will result in greater transparency to competitors of Converted EIG Mutual Holding’s business and financial condition and loss of confidentiality of certain information.

(c) Increased Pressure to Focus on Short-Term Goals. As a publicly-traded company, Converted EIG Mutual Holding will be subject to significant scrutiny from investors, the analyst community and the general public, and management and the board of directors of Converted EIG Mutual Holding will face increased pressure to focus on achieving short-term operating and financial goals. Research analysts will publish quarterly earnings estimates for Converted EIG Mutual Holding, and Converted EIG Mutual Holding will face pressure to provide guidance on near-term earnings, meet analysts’ earnings targets and manage investor expectations on an ongoing basis. Failure to meet such targets and expectations can have an adverse financial impact on stockholders, including Eligible Members who receive Common Stock as part of the Conversion.

(d) Substantial Demands on Management. The Conversion could involve a lengthy regulatory approval process and can be expected to dominate management’s time and attention for a significant period of time pending completion. Management’s focus on the regulatory, accounting, actuarial, legal, and financial issues relative to the Conversion will divert management’s focus away from running the business of EIG Mutual Holding in the near term. In the long term, management will face additional responsibilities associated with managing a publicly-traded company.

(e) Loss of Remaining Attributes of Mutuality. As a result of this Plan of Conversion, EIG Mutual Holding will lose its mutuality and the characteristics associated with such mutuality. Although Eligible Members receiving Common Stock will have voting rights and a continued economic interest in Converted EIG Mutual Holding, Members who are not Eligible Members (i.e., any Members who became Members after the Adoption Date) and Eligible Members receiving cash would not be able to realize any benefit from a future increase in the value of Converted EIG Mutual Holding nor would they continue to have any voting rights with respect to Converted EIG Mutual Holding. Unlike with a mutual insurance holding company structure, where policyholders by law retain indirect voting control of the reorganized stock insurance company, policyholders as a group would surrender indirect voting control of EICN as and when shares of stock representing more than fifty percent (50%) of the voting securities of Converted EIG Mutual Holding become beneficially owned by individuals or institutions who are not policyholders.

(f) Loss of Ability to Merge with Mutual Company. Following completion of the Conversion, Converted EIG Mutual Holding will no longer have the ability to merge with another mutual insurance holding company or to acquire a mutual insurance company, except through an affiliation with or a sponsored demutualization of such other company. As the insurance industry consolidates and competition for the decreasing number of attractive acquisition and affiliation candidates intensifies, the Conversion could further limit the universe of potential candidates available for mergers or strategic alliances with Converted EIG Mutual Holding.

(g) Potential Litigation Concerning Reorganization. Some, but not all, mutual insurance holding companies that have demutualized or proposed to demutualize have been subject to litigation claims associated with the terms of the demutualization and/or the manner in which approval for the demutualization was sought and obtained. There can be no assurance that litigation relating to this Plan of Conversion will not be brought, or, if brought, would not delay or impede consummation of this Plan of Conversion. Furthermore, defending against any such litigation can be expected to be costly.

(h) Loss of Takeover Protection. The mutual insurance holding company structure provides EIG Mutual Holding with protection from potential takeovers that Converted EIG Mutual Holding will not have after the expiration of the five-year period under NRS 693A.500 (during which no person may acquire or offer to acquire beneficial ownership of five percent (5%) or more of any class of voting securities of Converted EIG Mutual Holding without the prior approval of the Commissioner). As directors of a public corporation, the board of directors of Converted EIG Mutual Holding will have fiduciary duties to its shareholders, and poison pills, classified boards and other forms of takeover protection are increasingly viewed negatively by investors and corporate governance experts.

(i) More Growth Can Mean Greater Risks. One purpose of the Conversion is to position Converted EIG Mutual Holding to be able to continue to grow more efficiently and cost-effectively. While growth can contribute to financial strength and profits as a result of synergies and economies of scale, and can lead to more services and products being available to Policyholders, there can be no assurances that such growth will in fact occur. Moreover, growth can mean greater risks to the extent Converted EIG Mutual Holding assumes liabilities as it acquires other companies or books of business.

(j) No Consideration to Members who are Not Eligible Members. Members who became Members after the Adoption Date will lose their Membership Interests without receiving consideration for having their Membership Interests extinguished.

ARTICLE V

ALTERNATIVE TO CONVERSION

In accordance with NRS 693A.445, this section provides a comparison of the benefits and risks of a reasonable alternative to the Conversion.

Section 5.1 Benefits to Remaining a Mutual Insurance Holding Company.

The potential benefits of EIG Mutual Holding remaining a mutual insurance holding company include the following:

(a) Focus on Long-Term Goals. Mutuality and long-term business focus for the benefit of past, current and future policyholders would be maintained, with little or no outside pressure to focus on short-term financial objectives.

(b) Preservation of Future Structural Alternatives. EIG Mutual Holding would not be precluded from pursuing any other structural alternatives at some future time or times, such as a demutualization or conducting a public equity offering of a downstream subsidiary.

(c) Continuing Ability to Participate in Mutual Mergers. EIG Mutual Holding would preserve its ability to pursue a merger with another mutual insurance holding company.

(d) Maintains Current Takeover Protections. Under the current mutual insurance holding company structure, EIG Mutual Holding is not subject to substantial risk of a hostile takeover, thereby permitting management and the Board of Directors to maintain their focus on managing the business and affairs of the company and its subsidiaries.

(e) No One-Time or Ongoing Costs. If it remains a mutual insurance holding company, EIG Mutual Holding would avoid the one-time and ongoing costs associated with the demutualization and the IPO described in Section 4.2(a).

Section 5.2 Disadvantages/Risks. The potential disadvantages/risks of EIG Mutual Holding remaining a mutual insurance holding company include the following:

(a) Limited Operational and Financial Flexibility. Access to capital would continue to be somewhat constrained in a mutual insurance holding company structure. Additional capital is primarily available to EIG Mutual Holding through retained earnings and issuance of debt and equity at Employers Insurance Group, the intermediate stock holding company. However, a maximum of 49% of the total voting power of the voting securities of Employers Insurance Group will be available for sale to investors, which could adversely affect the value or marketability of any voting stock offered for sale by Employers Insurance Group. Accordingly, as a mutual insurance holding company, EIG Mutual Holding could find it difficult to raise capital during difficult periods or soft markets.

(b) No Stock for Acquisition Currency. As a mutual insurance holding company, EIG Mutual Holding has no stock for use in making acquisitions (other than stock of

Employers Insurance Group, subject to the limitations discussed in the previous paragraph), which means that while EIG Mutual Holding can merge with other mutual insurance holding companies, it is effectively limited to using cash or stock in Employers Insurance Group to acquire stock companies in what would therefore be taxable acquisitions. These limitations could significantly limit the universe of potential acquisition targets. Although mutual mergers remain a possibility, such transactions seldom actually occur and generally entail difficult integration issues and significant execution risk.

(c) Limited Equity-Based Incentive Plans. EIG Mutual Holding is limited to cash and phantom stock plans in incentive and compensation arrangements and cannot use stock-based incentives to compensate employees, officers and directors (other than through the use of stock of Employers Insurance Group, subject to the limitations discussed in paragraph (a) above). This limitation may hinder EIG Mutual Holding’s ability to attract and retain management and employees as it seeks to expand its business and operations in accordance with its strategic plan.

(d) No Distribution of Value to Members. No distribution of economic value to Eligible Members in exchange for their otherwise illiquid Membership Interests will occur if EIG Mutual Holding remains a mutual insurance holding company.

(e) Inability to Realize Potential Benefits of the Mutual Insurance Holding Company Structure. For reasons beyond its control, EIG Mutual Holding may not avail itself of some or all of the potential benefits of the mutual insurance holding company structure. For example, any decision to issue capital stock or debt securities of Employers Insurance Group would depend upon, among other factors (i) the need for additional capital, (ii) prevailing capital markets conditions, (iii) its operating performance and business prospects, (iv) whether Employers Insurance Group has access to sufficient funds from its subsidiaries to permit it to pay dividends and/or interest, and (v) in the case of stock, obtaining the approval of the Commissioner. An inability to successfully access the capital markets, among other things, could serve to limit the growth potential of EIG Mutual Holding and its subsidiaries, thereby limiting their ability to become more competitive or reducing their competitiveness. Furthermore, few mutual insurance companies that have reorganized into a mutual insurance holding company structure have been able to utilize the structure for engaging in acquisitions or for raising capital in the public markets.

ARTICLE VI

APPROVAL OF THIS PLAN OF CONVERSION BY THE COMMISSIONER

Section 6.1 Application. EIG Mutual Holding will submit to the Commissioner for her approval an application for conversion under the terms of this Plan of Conversion in accordance with NRS 693A.445 and containing the items specified therein.

Section 6.2 Notice of Public Hearing. EIG Mutual Holding shall provide notice of the Public Hearing as required by the Commissioner in accordance with NRS 693A.450.

Section 6.3 Commissioner Approval. This Plan of Conversion is subject to the approval of the Commissioner after the Public Hearing pursuant to NRS 693A.450. The

Commissioner shall issue an order making an initial determination of approval or disapproval in accordance with NRS 693A.455(1) and then a final order in accordance with NRS 693A.470(1).

ARTICLE VII

APPROVAL BY MEMBERS

Section 7.1 Special Meeting. Not less than forty-five (45) days after the date of the Commissioner’s preliminary approval of this Plan of Conversion in accordance with NRS 693A.460, or such other time as the Commissioner for good cause establishes, EIG Mutual Holding shall hold the Special Meeting at a time and place to be determined by the Board of Directors. The Board of Directors shall fix a record date (the “Record Date”) in accordance with EIG Mutual Holding’s Bylaws for purposes of determining the Members (each, a “Record Date Member”) entitled to notice of and to vote at the Special Meeting for purposes of the Member approval requirement set forth in Section 2.11 of the Plan of Reorganization. At the Special Meeting, Eligible Members and Record Date Members will be asked to consider and vote upon this Plan of Conversion, including the Amended and Restated Articles of Incorporation of Converted EIG Mutual Holding in the form attached hereto as Exhibit A.

Section 7.2 Voting Procedures. The Board of Directors has adopted the Voting Procedures to govern the vote at the Special Meeting. The Voting Procedures are attached hereto as Exhibit G.

Section 7.3 Notice of Special Meeting; Solicitation of Proxies.

(a) EIG Mutual Holding shall mail notice of the Special Meeting to each Record Date Member, and to each Eligible Member who is no longer a Member on the Record Date, at their respective last known addresses as shown on the Company Records, by first class mail no later than thirty (30) days prior to the date of the Special Meeting. The notice of the Special Meeting shall set forth the date, time, place and purpose of the Special Meeting. In accordance with NRS 693A.460, the notice of the Special Meeting shall include or be accompanied by:

(i)	a brief description of this Plan of Conversion;
(ii)	a statement that the Commissioner has issued her order making an initial approval of this Plan of Conversion in accordance with NRS 693A.455; and
(iii)	a written proxy permitting Eligible Members and Record Date Members to vote for or against this Plan of Conversion.

A form of the Notice of Special Meeting is attached hereto as Exhibit F.

(b) Copies of the following documents shall be provided to each Record Date Member, and to each Eligible Member who is no longer a Member on the Record Date, together with the notice of Special Meeting:

(i)	this Plan of Conversion (including all Exhibits hereto); and

(ii)	the Member Information Statement.

In addition, each Eligible Member also shall receive an election form permitting such Eligible Member to elect cash consideration in accordance with Section 11.1(a).

(c) EIG Mutual Holding Company will solicit proxies from Eligible Members and Record Date Members to vote on this Plan of Conversion, including the Amended and Restated Articles of Incorporation of Converted EIG Mutual Holding in the form attached hereto as Exhibit A. Any solicitation materials to be distributed to Eligible Members and/or Record Date Members in connection with such solicitation shall be subject to the prior review and approval of the Commissioner.

Section 7.4 Number of Votes per Member. In accordance with NRS 693A.460 and the Bylaws of EIG Mutual Holding, each Member entitled to vote at the Special Meeting will be entitled to one vote with respect to each matter on which such Member is entitled to vote, regardless of the number of Policies such Person holds or may have held on the Adoption Date or on the Record Date (it being understood that a Member that is both an Eligible Member and a Record Date Member shall have one vote with respect to the proposal to approve this Plan of Conversion, including the Amended and Restated Articles of Incorporation of Converted EIG Mutual Holding, but such vote shall be counted for purposes of determining whether each of the two vote requirements set forth in Section 8.2 has been satisfied). A Person who is a Member in more than one legal capacity (e.g., a trustee under separate trusts) shall be deemed a separate Member in each such capacity.

ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THIS PLAN OF CONVERSION

The conditions set forth below must be fulfilled, or, where permissible, waived in order for the Conversion to become effective, provided, however, that none of the conditions in this Article may be waived without the prior written approval of the Commissioner.

Section 8.1 Action by Commissioner. The Commissioner shall have entered an initial order approving the application to convert in accordance with NRS 693A.455 and a final order in accordance with NRS 693A.470(1).

Section 8.2 Approval by Vote of Members. This Plan of Conversion, including the Amended and Restated Articles of Incorporation of Converted EIG Mutual Holding in the form attached hereto as Exhibit A, shall have been approved by (a) the Eligible Members, by the affirmative vote of not less than two-thirds of the Eligible Members voting in person or by proxy at the Special Meeting, in accordance with NRS 693A.460, and (b) the Members, by the affirmative vote of a majority of Record Date Members.

Section 8.3 Other Regulatory Approvals. In addition to the approvals set forth in Sections 8.1 and 8.2, all authorizations, consents, orders or approvals of, or declarations or filings with, and the expiration of all waiting periods imposed by, any court or governmental or regulatory authority or agency, if any, legally required for the consummation of the Conversion shall have occurred or been obtained or made.

Section 8.4 Tax Considerations. EIG Mutual Holding shall have obtained an opinion of Skadden, Arps, Slate, Meagher & Flom LLP or other nationally recognized tax counsel to EIG Mutual Holding, which counsel shall be entitled to rely upon representation letters in form and substance reasonably satisfactory to such counsel, substantially to the effect that (x) Eligible Members receiving solely Common Stock in exchange for their Membership Interests pursuant to the Conversion will not recognize gain or loss for U.S. federal income tax purposes as a result of such deemed exchange and (y) Converted EIG Mutual Holding will not recognize gain or loss for U.S. federal income tax purposes upon the issuance of Common Stock in exchange for Membership Interests pursuant to the Conversion.

Section 8.5 No-Action Letter. EIG Mutual Holding shall have received a favorable “no-action” letter or other exemptive relief from the SEC to the effect that the Common Stock may be distributed to Eligible Members under this Plan of Conversion without registration under the Securities Act, in reliance on the exemption provided under Section 3(a)(10) of that Act, and as to certain other federal securities law matters.

Section 8.6 Effectiveness of Registration Statement. The registration statement with respect to the offering of Common Stock in the IPO shall have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of such registration statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 8.7 Listing of Common Stock. The shares of Common Stock to be issued to Eligible Members under this Plan of Conversion and to the public in the IPO shall have been approved for listing on the New York Stock Exchange or The NASDAQ Stock Market as of the Effective Date, subject to official notice of issuance.

Section 8.8 No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by this Plan of Conversion shall be in effect.

Section 8.9 Minimum Total Consideration. In accordance with NRS Section 693A.440, the total consideration to be provided to Eligible Members pursuant to Articles X and XI of this Plan of Conversion (calculated as the product of (x) the total number of Allocable Shares multiplied by (y) the IPO Stock Price) shall be equal to or greater than the surplus of EICN, as reported on line 35 of the “Liabilities, Surplus and Other Funds” page (or the comparable line item, if different, of the form currently in use at the relevant time) of the annual or quarterly statutory statement (as the case may be) containing SAP financial statements most recently filed by EICN with the Nevada Division of Insurance prior to the Effective Date.

Section 8.10 Fairness Opinion. EIG Mutual Holding shall have received an opinion of Morgan Stanley, or another nationally-recognized financial advisor, dated as of the Adoption Date and brought down to be current as of the Effective Date, to the effect that:

(a) the consideration to be provided to Eligible Members pursuant to the Plan of Conversion is fair, from a financial point of view, to the Eligible Members, as a group; and

(b) the total consideration to be provided to the Eligible Members of EIG Mutual Holding pursuant to the Plan of Conversion (calculated as the product of (x) the total number of Allocable Shares multiplied by (y) the IPO Stock Price) will be equal to or greater than the surplus of EICN, as reported on line 35 of the “Liabilities, Surplus and Other Funds” page (or the comparable line item, if different, of the form currently in use at the relevant time) of the annual or quarterly statutory statement (as the case may be) containing SAP financial statements most recently filed by EICN with the Nevada Division of Insurance prior to the Effective Date.

Section 8.11 Actuarial Opinion. EIG Mutual Holding shall have received an opinion of Robert F. Conger, Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries, and a Consultant with Tillinghast, dated as of the Adoption Date and brought down to be current as of the Effective Date, to the effect that:

(a) all methodologies and formulas used to allocate the consideration among Eligible Members are reasonable; and

(b) the allocation of consideration resulting from such methodologies and formulas is fair and equitable to Eligible Members, from an actuarial perspective.

Section 8.12 Board and Committee Composition. EIG Mutual Holding shall have taken such action as is necessary so that as of the Effective Time the composition of the Board of Directors of Converted EIG Mutual Holding and the audit, compensation and nominating and governance committees thereof, satisfies the requirements specified in the last sentence of Section 2.6 above.

ARTICLE IX

POLICIES

Section 9.1 Policies.

(a) For the purposes of this Plan of Conversion, the term “Policy” means each original workers’ compensation insurance policy that has been issued by EICN, including any binder or renewal certificate issued by EICN in the course of business.

(b) The following policies and contracts shall be deemed not to be Policies for purposes of this Plan of Conversion:

(i)

any reinsurance assumed by EICN as a reinsurer on an indemnity basis (but policies reinsured and assumed by EICN by novation may constitute Policies if they otherwise fall within the definition of Policies as provided in Section 9.1(a)); and

(ii)	any policy issued by EICN and ceded to another insurance company via assumption reinsurance and resulting in the novation of any such policy by any such insurance company.

Section 9.2 Determination of Ownership. The “Owner” of a Policy as of any date specified in the Plan of Conversion shall be determined in good faith by EIG Mutual Holding on the basis of Company Records, in accordance with the following provisions:

(a) The Owner of a Policy shall be the Person to whom, or in whose name, the Policy was issued or written, as shown on the Company Records. Where the Company Records indicate that more than one Policy that was In Force on the Adoption Date or on the Record Date, as the case may be, was issued in the same taxpayer identification number, the Person or Persons to whom or in whose name(s) such Policies were issued or written, as shown on the Company Records, shall be deemed to be one and the same Owner of all such Policies, and all such Persons shall be deemed to be one Policyholder and one Member.

(b) Notwithstanding anything to the contrary contained in this Plan of Conversion, for purposes of the calculations set forth in Section 10.3, an Eligible Member shall be deemed to be the Owner of all Policies that were issued in the same taxpayer identification number as the taxpayer identification number associated with the Policy or Policies that were issued to or in the name of such Eligible Member and that were In Force on the Adoption Date, as shown on the Company Records. Where the Company Records reflect a change of ownership of a Policyholder by virtue of a change in a Policyholder’s taxpayer identification number, but such change was solely the result of a change of the Policyholder’s form of organization (partnership, corporation or limited liability company, for example) and did not also involve either a change in the actual owner or owners of the Policyholder itself or a new underwriting decision by EICN with respect to the Policy, as would be evidenced by a change in account number, then the Policyholders shall be treated as one and the same Policyholder for purposes of Section 10.3.

(c) For purposes of determining the Owner of any Policy, no effect shall be given to any assignment of such Policy unless such assignment has been effected in accordance with the terms of such Policy, including providing any required notice to and/or obtaining any required consent of EICN in connection therewith.

(d) Except as otherwise set forth in this Article IX, the identity of the Owner of a Policy shall be determined without giving effect to any interest of any other Person in such Policy.

(e) In no event may there be more than one Owner of a Policy, although more than one Person may constitute a single Owner. If a Person owns a Policy with one or more other Persons, they will constitute a single Owner with respect to the Policy.

(f) In any situation not expressly covered by the foregoing provisions of this Section 9.2, the Policyholder, as reflected on the Company Records, and as determined in good faith by EIG Mutual Holding, shall, subject to a contrary decision by the Commissioner pursuant to Section 9.2(h), conclusively be presumed to be the Owner of such Policy for purposes of this Section 9.2 and, except for administrative errors, EIG Mutual Holding shall not be required to examine or consider any other facts or circumstances.

(g) The mailing address of an Owner as of any date for purposes of the Plan of Conversion shall be the Owner’s last known address as shown on the Company Records as of such date.

(h) Any dispute as to the identity of the Owner of a Policy or the right of any Person to vote or receive consideration in respect of this Plan of Conversion shall be resolved in accordance with the provisions of this Section 9.2, the other applicable provisions of this Plan of Conversion and such other procedures as may be acceptable to the Commissioner.

Section 9.3 In Force. A Policy shall be deemed to be in force (“In Force”) as of any date if, as shown on Company Records (i) (A) such Policy has been issued and is in effect on such date or (B) such Policy has not been issued as of such date but (x) has an effective date on or before such date and (y) EICN’s administrative office has received with respect to such Policy on or before such date either (xx) an application complete on its face or (yy) payment of full initial premium (or such lesser amount required by the terms of such Policy or EICN’s normal administrative procedures) and sufficient information to effect a contract of insurance according to EICN’s normal administrative procedures for coverage to be effective, provided that any Policy referred to in this clause (B) is issued as applied for, and (ii) such Policy has not expired or been cancelled or otherwise terminated; provided, that a Policy shall be deemed to be In Force after lapse or cancellation for nonpayment of premiums until the expiration of any applicable grace period (or other similar period however designated in such Policy) during which, in accordance with the terms of such Policy or EICN’s normal administrative procedures and past practice, the Policy either remains in full force or may be reinstated retroactive to the lapse or cancellation date upon payment in full of the unpaid premium amount due; provided, further, that in no event shall any such retroactive reinstatement be made with respect to any Policy following the Adoption Date (1) unless the Policyholder has certified that no claims were made with respect to, and no other workers compensation insurance policy was purchased by the Policyholder during, the intervening period prior to reinstatement, (2) unless EICN shall have confirmed by review of the public records of the Department of Industrial Relations that the Policyholder did not purchase workers compensation coverage during the intervening period prior to reinstatement, and (3) at any time later than 10 days after the date on which the Policyholder’s policy would have lapsed or been cancelled, unless approved by the Commissioner.

ARTICLE X

FAIR MARKET VALUE AND SURPLUS DETERMINATION; ALLOCATION

METHODOLOGY

Section 10.1 Determination of Fair Market Value. The fair market value of EIG Mutual Holding will be determined for purposes of NRS 693A.440(2)(b), through use of the IPO Stock Price, as an amount equal to the product of (x) the IPO Stock Price multiplied by (y) the aggregate number of Allocable Shares. EIG Mutual Holding, with guidance from the lead underwriters of the IPO, will determine the IPO Stock Price based on (i) the supply and demand dynamics of the public market, (ii) a review by the underwriters of EIG Mutual Holding’s business and financial outlook, (iii) current trading multiples of comparable companies, (iv) analyses by the investment banking teams and equity research analysts of the lead underwriters, and (v) any other factors that EIG Mutual Holding and the underwriters deem to be relevant. An estimated range of offering prices per share will be included on the cover of the preliminary prospectus distributed to investors in advance of the pricing of the IPO. Prior to pricing the IPO, the underwriters will receive indications of interest from potential investors and will review and assess them. The underwriters then will review the order book with the pricing committee of the Board of Directors of EIG Mutual Holding and will recommend a public offering price designed to optimize the offering proceeds and favorable aftermarket performance.

Section 10.2 Determination of Surplus. For purposes of NRS 693A.440(2)(b) and this Plan of Conversion, references in NRS 693A.400 to NRS 693A.540, inclusive, to the surplus of the converting mutual or the fair market value of the surplus of the converting mutual shall mean the surplus of EICN, as reported on line 35 of the “Liabilities, Surplus and Other Funds” page (or the comparable line item, if different, of the form currently in use at the relevant time) of the annual or quarterly statutory statement (as the case may be) containing SAP financial statements most recently filed by EICN with the Nevada Division of Insurance prior to the Effective Date.

Section 10.3 Allocation of Allocable Shares.

(a) Solely for purposes of calculating the amount of consideration to be distributed to each Eligible Member, each Eligible Member shall be allocated (but not necessarily issued) a number of shares of Common Stock from the total Allocable Shares in accordance with this Section 10.3. The actual form of consideration (shares and/or cash) to be received by each Eligible Member shall be determined in accordance with Article XI.

(b) Each Eligible Member shall be allocated out of the total Allocable Shares a number of shares of Common Stock (such shares are Eligible Member’s “Member Allocable Shares”) equal to the product obtained by multiplying (x) such Eligible Member’s Member Allocation Percentage by (y) the total number of Allocable Shares, and rounding such product to a whole number of shares. Such rounding shall be conducted consistently among all Eligible Members and in such a manner as to minimize the difference between (1) the sum total of the Member Allocable Shares of all Eligible Members, as so calculated, and (2) the total number of Allocable Shares, but the sum of the Member Allocable Shares for all Eligible Members will not necessarily be equal to (but will not be materially less than) the total number of Allocable Shares, as a result of such rounding (provided, that in no event shall the product of (x) the sum of the Member Allocable Shares for all Eligible Members, multiplied by (y) the IPO Stock Price, be less than the surplus of EICN, as reported on line 35 of the “Liabilities, Surplus and Other Funds” page (or the comparable line item, if different, of the form currently in use at the relevant time) of the annual or quarterly statutory statement (as the case may be) containing SAP financial statements most recently filed by EICN with the Nevada Division of Insurance prior to the Effective Date). The allocation methodology as set forth in this Section 10.3 is described and discussed in the Actuary’s Report on Allocation Methodology attached hereto as Exhibit H.

(c) All determinations with respect to those Policies of which an Eligible Member shall be deemed to be an Owner for purposes of the calculations set forth in this Section 10.3 shall be made by EIG Mutual Holding in good faith in accordance with this Section 10.3 and Section 9.2(b) and shall be conclusive and binding.

(d) The following terms shall have the meanings set forth below:

“Allocation Premium” means, with respect to an Eligible Member, the total sum of the Net Earned Premium for all Policies of which such Eligible Member is or was the Owner that were In Force at any time during the period beginning on and including January 1, 2001 and ending on and including the Adoption Date, as determined by EIG Mutual Holding in good faith based upon the Company Records as of the Calculation Date.

“Fixed Allocation Percentage” means, with respect to each Eligible Member, the product, rounded to ten decimal places, of (x) 0.20 multiplied by (y) the quotient expressed as a percentage and rounded to ten decimal places, obtained by dividing (1) 1.0, by (2) the total number of Eligible Members.

“Member Allocation Percentage” means, with respect to each Eligible Member, the sum of such Eligible Member’s (x) Fixed Allocation Percentage, and (y) Variable Allocation Percentage.

“Net Earned Premium” means, with respect to a Policy, the pro-rata portion of the Net Policy Premium, pro-rated to the number of days that the Policy was effective that fall within the period beginning on and including January 1, 2001 and ending on and including the Adoption Date.

“Net Policy Premium” means (a) the premium for a Policy for which a final payroll audit has been completed, and (b) the estimated annual premium for a Policy for which a final payroll audit has not been completed, in each case for the entire effective period of the Policy, as determined by EIG Mutual Holding in good faith based upon the Company Records as of the Calculation Date; provided, however, that for a Policy subject to a retrospective rating plan, any additional premium or return premium attributable to the retrospective rating and invoiced, paid or credited by EICN to or for the Policy as of the Calculation Date shall be included within the calculation of Net Policy Premium. Net Policy Premium shall not be reduced by any amounts that EICN has paid to reinsurers.

“Premium Allocation Percentage” means, with respect to each Eligible Member, the product, rounded to ten decimal places, of (x) 0.35 multiplied by (y) the quotient, expressed as a percentage and rounded to ten decimal places, obtained by dividing (1) such Eligible Member’s Allocation Premium by (2) the sum total of all Allocation Premiums for all Eligible Members.

“Tenure Allocation Percentage” means, with respect to each Eligible Member, the product, rounded to ten decimal places, of (x) 0.45 multiplied by (y) the quotient, expressed as a percentage and rounded to ten decimal places, obtained by dividing (1) such Eligible Member’s Total Tenure Days, by (2) the sum total of all Total Tenure Days for all Eligible Members.

“Total Tenure Days” means, with respect to an Eligible Member, the total number of days within the period beginning with and including January 1, 2000 and ending with and including the Adoption Date during which such Eligible Member was the Owner of one or more In Force Policies, as determined by EIG Mutual Holding in good faith based upon the Company Records as of the Calculation Date.

“Variable Allocation Percentage” means, with respect to each Eligible Member, the sum of such Eligible Member’s (x) Premium Allocation Percentage, and (y) Tenure Allocation Percentage.

ARTICLE XI

CONSIDERATION FORM AND DISTRIBUTION TO ELIGIBLE MEMBERS

Section 11.1 Consideration Form and Distribution.

(a) Each Eligible Member, other than those described in paragraphs (b) and (c) of this Section 11.1, shall be issued a number of shares of Common Stock equal to the number of shares allocated to such Eligible Member in accordance with Section 10.3, unless (1) such Eligible Member has affirmatively elected, on a form provided to such Eligible Member that has been properly completed and received by EIG Mutual Holding prior to the date of the Special Meeting referred to in Section 7.1, to receive cash in lieu of receiving Common Stock, in which case, subject to Section 11.1(d), such Eligible Member shall not be issued shares of Common Stock and shall instead be paid cash in an amount equal to the number of shares allocated to such Eligible Member in accordance with Section 10.3 multiplied by the IPO Stock Price, or (2) pursuant to Sections 3.1(e) and 3.1(f) above and Section 11.1(e) below, such Eligible Member will receive cash in lieu of Common Stock in respect of some number of the shares allocated to such Eligible Member in accordance with Section 10.3, in which case the number of shares of Common Stock to be issued and the amount of cash to be paid to such Eligible Member will be determined in accordance with Section 11.1(e).

(b) Any Eligible Member with respect to which EIG Mutual Holding determines in good faith to the satisfaction of the Commissioner that it is not reasonably feasible or appropriate to provide consideration in the form of shares of Common Stock (including without limitation any governmental agency or authority or school district that provides prior to the date of the Special Meeting evidence reasonably satisfactory to EIG Mutual Holding of a legal restriction or limitation on its ability to own or hold shares of Common Stock) shall not be issued shares of Common Stock and shall instead be paid cash in an amount equal to the number of shares allocated to such Eligible Member in accordance with Section 10.3 multiplied by the IPO Stock Price.

(c) Any Eligible Member of a type described in clause (i) or (ii) below shall not be issued shares of Common Stock and shall instead be paid cash in an amount equal to the number of shares allocated to such Eligible Member in accordance with Section 10.3 multiplied by the IPO Stock Price:

(i)

an Eligible Member whose address for mailing purposes as shown on Company Records is an address at which mail is undeliverable or deemed to be undeliverable in accordance with guidelines approved by the Commissioner; or

(ii)	an Eligible Member whose address for mailing purposes as shown on Company Records is located outside the States of the United States of America.

(d) Notwithstanding any provision to the contrary set forth in this Plan of Conversion, if the Net Cash Proceeds and the net proceeds from the exercise of any Underwriters’ Over Allotment Option are not sufficient, after the Mandatory Cash Requirements are satisfied, to fund the Elective Cash Requirements in full, then Converted EIG Mutual Holding shall allocate and pay any proceeds remaining after satisfaction of the Mandatory Cash Requirements (net of any applicable withholding tax) to the Eligible Members electing to receive cash in accordance with Section 11.1(a), pro rata in proportion to the number of Cash Election Shares allocated to such Eligible Members, and shall issue to each such Eligible Member a number of shares of Common Stock equal to (1) the total number of such Eligible Member’s Cash Election Shares minus (2) the quotient obtained by dividing the total amount of cash to be allocated and paid to such Eligible Member pursuant to this Section 11.1(d) by the IPO Stock Price; provided, that no fractional shares resulting from the allocation of cash pursuant to this Section 11.1(d) shall be issued to any Eligible Member, and instead, such Eligible Member shall receive the additional fraction of a share of Common Stock necessary to permit such Eligible Member to receive a whole number of shares, and the amount of cash allocated to such Eligible Member shall be reduced by a corresponding amount equal to the product of (x) the IPO Stock Price multiplied by (y) such additional fraction of a share of Common Stock; provided further, that in the event that, after giving effect to the allocation of cash proceeds contemplated by this Section 11.1(d), one or more Eligible Members would be entitled to receive consideration in the form of both cash and Common Stock but the number of shares of Common Stock which such Eligible Member is entitled to receive is less than one hundred (100), then (i) each such Eligible Member shall receive additional shares of Common Stock so that such Eligible Member receives a total of one hundred (100) shares of Common Stock and (ii) the amount of cash allocated to each such Eligible Member pursuant to this Section 11.1(d) shall be reduced by a corresponding amount equal to the product of (x) the IPO Stock Price multiplied by (y) the number of additional shares of Common Stock issued to such Eligible Member pursuant to clause (i). All cash amounts representing a reduction in the cash allocated to an Eligible Member pursuant to the foregoing clause (ii) or to prevent the issuance of fractional shares will revert to Converted EIG Mutual Holding or, if applicable, EICN, in the same manner that excess Net Cash Proceeds are to be retained or contributed pursuant to the last sentence of Section 3.1(d) above.

(e) Notwithstanding any provision to the contrary set forth in this Plan of Conversion, if some amount of the Net Cash Proceeds and/or the net proceeds from the exercise of any Underwriters’ Over Allotment Option are to be used to pay cash consideration to Eligible Members not electing cash, as contemplated by Sections 3.1(e) and 3.1(f) of this Plan of Conversion, then the aggregate amount of the Net Cash Proceeds and/or the net proceeds from the exercise of any Underwriters’ Over Allotment Option (after satisfaction of the Mandatory Cash Requirements, the Elective Cash Requirements and the amount that Converted EIG Mutual

Holding and EICN elect to retain pursuant to Sections 3.1(d) and 3.1(f)) so used to pay cash consideration shall be allocated and paid to all Eligible Members (other than those required to receive cash pursuant to Sections 11.1(b) and 11.1(c) and those electing to receive cash pursuant to Section 11.1(a)), pro rata in proportion to the number of shares allocated to such Eligible Members in accordance with Section 10.3, and Converted EIG Mutual Holding shall issue to each such Eligible Member a number of shares of Common Stock equal to (1) the number of shares allocated to such Eligible Member in accordance with Section 10.3, minus (2) the quotient obtained by dividing the total amount of cash to be allocated and paid to such Eligible Member pursuant to this Section 11.1(e) by the greater of (A) the IPO Stock Price, and (B) the lesser of the average closing price of the Common Stock on the primary exchange where such Common Stock is listed for the first twenty days during which the Common Stock is traded and 120% of the IPO Stock Price (such greater amount of (A) and (B) above, the “Per Share Cash Amount”); provided, that no fractional shares resulting from the allocation of cash pursuant to this Section 11.1(e) shall be issued to any Eligible Member, and in lieu thereof such Eligible Member shall receive an additional cash amount equal to the product of such fraction multiplied by the Per Share Cash Amount.

(f) Converted EIG Mutual Holding shall make payment of cash consideration (net of any applicable withholding tax) to each Eligible Member entitled to receive cash consideration pursuant to this Section 11.1 by mailing a check to such Eligible Member’s address as shown on the Company Records as soon as reasonably practicable after the Effective Date, but in any event no more than fifteen (15) business days (or thirty (30) business days, if either (i) the Net Cash Proceeds are not sufficient to fund the Elective Cash Requirements in full or (ii) cash consideration will be distributed pursuant to Section 11.1(e)) following the Effective Date, unless the Commissioner approves a later date. The consideration payable pursuant to the Plan of Conversion to any Eligible Member with an address at which mail is undeliverable or deemed to be undeliverable in accordance with guidelines approved by the Commissioner shall be subject to applicable escheat and abandoned property laws of Nevada, provided, that Converted EIG Mutual Holding has made good faith attempts to locate such Eligible Members and deliver such consideration to them.

(g) As soon as reasonably practicable following the Effective Date, but in any event no more than fifteen (15) business days (or thirty (30) business days, if either (i) the Net Cash Proceeds are not sufficient to fund the Elective Cash Requirements in full or (ii) cash consideration will be distributed pursuant to Section 11.1(e)) following the Effective Date, unless the Commissioner approves a later date, Converted EIG Mutual Holding shall issue to each Eligible Member entitled to receive shares of Common Stock pursuant to this Article XI, in book-entry form as uncertificated shares, the shares of Common Stock to which such Eligible Member is so entitled, and shall mail to each such Eligible Member’s respective address as shown on the Company Records an appropriate notice that a designated number of shares of Common Stock have been registered in the name of such Eligible Member as consideration pursuant to this Plan of Conversion. The notice mailed to each such Eligible Member will include instructions as to how each such Eligible Member may sell the book-entry form shares of Common Stock without receiving a stock certificate. Upon request of the registered holder of such shares issued in book-entry form as uncertificated shares, Converted EIG Mutual Holding shall promptly mail, or otherwise provide or make available a means of providing, a stock certificate representing such shares to the registered holder. The method by which Eligible

Members will be able to sell their book entry form shares of Common Stock through, or obtain their shares by transfer from, the transfer agent shall be described in the Member Information Statement.

(h) In order to effect a filing range (in the registration statement under the Securities Act relating to the IPO) for the IPO Stock Price which EIG Mutual Holding and the managing underwriters of the IPO deem appropriate, EIG Mutual Holding may adjust, by vote of the Board of Directors or a duly authorized committee thereof at any time before the Effective Date and with the prior written approval of the Commissioner, the number of shares of Common Stock set forth in the definition of Allocable Shares.

(i) No Member of EIG Mutual Holding or other Person shall have any preemptive right to acquire shares of Common Stock in connection with this Plan, in the IPO or otherwise.

ARTICLE XII

ADDITIONAL PROVISIONS

Section 12.1 Acquisition of Securities by Certain Officers, Directors and Employees.

(a) Except as otherwise set forth in this Section 12.1 and in Section 12.3, nothing in this Plan of Conversion shall be deemed to prohibit the directors, officers, employees, or agents or employee compensation and benefit plans of EIG Mutual Holding (and, following completion of the IPO and the Conversion, Converted EIG Mutual Holding) or any of its direct or indirect subsidiaries from acquiring, directly or indirectly, any shares of Common Stock (1) as consideration payable to Eligible Members pursuant to this Plan of Conversion, (2) in the open market at then-current market prices, or (3) pursuant to any other transaction not prohibited by this Plan of Conversion.

(b) The Employers Holdings, Inc. Equity and Incentive Plan attached hereto as Exhibit I (the “Equity and Incentive Plan”) shall take effect on the Effective Date, and, on the Effective Date, each full-time employee, other than any Executive Officer, of Converted EIG Mutual Holding and its subsidiaries shall receive an option to purchase 300 shares of Common Stock, and each permanent part-time employee of Converted EIG Mutual Holding and its subsidiaries shall receive an option to purchase 150 shares of Common Stock, in each case with an exercise price equal to the IPO Stock Price, with one-third of each of such option grant vesting on each of the first three anniversaries of the Effective Date.

(c) Notwithstanding anything to the contrary contained herein, no director or Executive Officer of Converted EIG Mutual Holding or any of its direct or indirect subsidiaries shall acquire any shares of Common Stock or options or rights to acquire any shares of Common Stock, except to the extent that any such director or Executive Officer receives shares of Common Stock as consideration payable to an Eligible Member pursuant to this Plan of Conversion, until six months following the Effective Date. The restrictions on purchases set forth in this Section 12.1(c) shall apply to any spouse, parent, spouse of a parent, child or spouse of a child of, or other family member living in the same household with, any director or Executive Officer, and to any entity that is controlled by any director or Executive Officer or any such related person. For purposes of this Section 12.1(c), control of any entity shall mean a fifty percent (50%) or greater ownership, voting or other similar controlling interest in such entity.

Section 12.2 Compensation of Directors, Officers and Employees.

(a) Except as otherwise specifically provided in this Plan of Conversion, no director, officer, employee or agent of EIG Mutual Holding, or any other Person, shall receive any fee, commission or other valuable consideration, other than his or her usual regular salary or other compensation, including incentive compensation in the ordinary course of business, for aiding, promoting or assisting in connection with the transactions contemplated by this Plan of Conversion.

(b) Section 12.2(a) does not prohibit the payment of reasonable fees and compensation to attorneys, accountants, actuaries and investment bankers for services performed in the independent practice of their professions if the Person is also a member of the Board of Directors.

Section 12.3 Stock-Based Compensation Plans. Nothing in this Plan of Conversion shall be deemed to prohibit Converted EIG Mutual Holding or any direct or indirect subsidiary of Converted EIG Mutual Holding from (i) adopting or establishing, or issuing Common Stock in connection with, the Equity and Incentive Plan or any other stock option plan, stock incentive plan or other compensation or incentive plan for directors, officers, employees and/or agents providing for the issuance of, or the granting of awards based upon, shares of Common Stock, (ii) adopting or establishing, or issuing Common Stock in connection with, any employee stock purchase plan or employee stock ownership plan, or (iii) adopting or establishing, or issuing Common Stock in connection with, any savings or other benefit plan established for the benefit of employees of Converted EIG Mutual Holding or any direct or indirect subsidiary thereof or any matching contribution made pursuant to the terms of any such plan, or crediting the account of any participant under any such plan by reference to the value of the Common Stock (including any amendment to any such plan to make Common Stock an investment option or a deemed investment option thereunder); provided, however, that (1) during the first twenty-four (24) months following the Effective Date, the maximum number of shares of Common Stock that may be issued or made subject to awards issued under any and all plans of the type contemplated by the foregoing clauses (i), (ii) and (iii) shall be three percent (3%) of the aggregate number of shares of Common Stock issued and outstanding immediately following the completion of the Conversion and the IPO (including any shares issuable upon exercise of any Underwriters’ Over Allotment Option) (the “Share Pool”), unless, within such twenty-four (24) month period, the stockholders of Converted EIG Mutual Holding shall have approved the plan or plans or the amendment or amendments thereto that would effect an increase in the Share Pool, (2) no awards or grants of any stock options, restricted stock or other stock-based awards may be made to any Executive Officer or director of Converted EIG Mutual Holding or any direct or indirect subsidiary thereof prior to the date that is six months after the Effective Date, (3) during the first twenty-four (24) months following the Effective Date, the total value of the stock options, restricted stock or other stock-based awards granted pursuant to the Equity and Incentive Plan to individuals holding the positions of Chief Executive Officer, President, Chief Operating

Officer, Chief Financial Officer, General Counsel, Chief Administrative Officer or Executive Vice President of Corporate and Public Affairs (or any functionally equivalent title(s) adopted in place of such titles after the Adoption Date) of Converted EIG Mutual Holding or EICN may not exceed in the aggregate forty percent (40%) of the total value of the Share Pool (it being understood that in no event shall the limitations of this clause (3) apply to more than a total of six (6) individuals) and (4) during the first twenty-four (24) months following the Effective Date, no more than thirty-three and one-third percent (33 1/3%) of the Share Pool in the aggregate may be awarded in the form of awards other than options and stock appreciation rights (or similar instruments), unless, within such twenty-four (24) month period, the stockholders of Converted EIG Mutual Holding shall have approved an amendment to the Equity and Incentive Plan that changes or eliminates such limitation.

Section 12.4 Restriction on Acquisition of Securities. Before and for a period of five (5) years after the issuance of the Certificate of Authority in accordance with NRS 693A.470, no Person, other than Converted EIG Mutual Holding, any direct or indirect subsidiary of Converted EIG Mutual Holding and any employee compensation or benefit plan of Converted EIG Mutual Holding or any such direct or indirect subsidiary, may directly or indirectly offer to acquire or acquire in any manner the beneficial ownership of five percent (5%) or more of any class of a voting security of EICN or of an institution that beneficially owns a majority of the voting securities of EICN without the prior approval by the Commissioner of an application for acquisition pursuant to NRS 693A.500. NRS 693A.500 shall apply in its entirety to any such application for acquisition, and the provisions of NRS 693A.505 to 693A.525 shall apply in the event of any violation of the restrictions set forth in this Section 12.4.

Section 12.5 Closed Block.

(a) Pursuant to the requirements of NRS 693A.440(2)(g), a Closed Block shall be established at the Effective Time of the Conversion for the preservation of the reasonable dividend expectations of Eligible Members and other Policyholders holding Policies described in paragraph 1.1 of Exhibit J attached hereto entitling the holder to share in the surplus of EICN in accordance with the terms of a dividend plan or program set forth in such Policy. The method for determination and operation of the Closed Block will be as provided in the Plan of Operation for the Closed Block attached hereto as Exhibit J. The assets allocated to the Closed Block are assets of EICN and are subject to the same liabilities (in the same priority) as all other assets of EICN.

(b) The types of Policies included in the Closed Block are described in paragraph 1.1 of Exhibit J attached hereto.

Section 12.6 Amendments, Corrections and Abandonment.

(a) At any time prior to the approval of this Plan of Conversion by the Eligible Members, EIG Mutual Holding may, by the affirmative vote of not less than two-thirds of the Board of Directors, and with the prior written approval of the Commissioner, amend this Plan of Conversion and the Exhibits hereto. The Board of Directors, by an affirmative vote of not less than two-thirds of its members, is hereby authorized to amend this Plan of Conversion and the Exhibits hereto at any time after approval of this Plan of Conversion by Eligible

Members, but only if the amendment is required by the Commissioner in order for the Commissioner to approve this Plan of Conversion as being fair and equitable to Eligible Members or in order to conform this Plan of Conversion to the requirements of applicable law, provided that no such amendment may be made which would adversely affect the interests of Members in any material respect and no such amendment shall be effective unless and until approved by the Commissioner.

(b) EIG Mutual Holding, after approval of this Plan of Conversion by Eligible Members and with the prior written approval of the Commissioner, may make such minor modifications as are appropriate to correct errors, clarify existing items or make additions to correct manifest omissions in this Plan of Conversion.

(c) Notwithstanding approval of this Plan of Conversion by the Commissioner and by Eligible Members at the Special Meeting, the Board of Directors may abandon this Plan of Conversion at any time prior to the Effective Time by a vote of not less than two-thirds of the members of the Board of Directors and with the prior written approval of the Commissioner, in accordance with NRS 693A.465. Upon abandonment, all rights and obligations arising out of this Plan of Conversion shall terminate, and EIG Mutual Holding shall continue to conduct its business as a Nevada mutual insurance holding company as though this Plan of Conversion had never been adopted by the Board of Directors.

(d) In the event that the completion of the Conversion and the IPO does not occur within 180 days following the date of issuance by the Commissioner of a final order pursuant to NRS 693A.470(1) (or such later date as may be approved in writing by the Commissioner), all rights and obligations arising out of this Plan of Conversion shall terminate, and EIG Mutual Holding shall promptly take any actions reasonably necessary to enable it to continue to conduct its business as a Nevada mutual insurance holding company as though this Plan of Conversion had never been adopted by the Board of Directors.

Section 12.7 Costs and Expenses. All reasonable costs related to the review of this Plan of Conversion and the IPO, including the costs attributable to the use by the Commissioner of outside advisors and consultants with regard to matters relating to the development and implementation of this Plan of Conversion in accordance with NRS 693A.475, shall be borne by EIG Mutual Holding.

Section 12.8 Member Policy Endorsements. On or prior to the Effective Date, EICN shall deliver to each Policyholder that is the Owner of a Policy then In Force, and which includes a Member Policy Endorsement, an endorsement to such Policy terminating any and all such Member Policy Endorsements as of the Effective Date. From and after the Effective Time, as a result of the Conversion and without any further action on the part of any of EICN, EIG Mutual Holding or any Policyholder, all Member Policy Endorsements shall be null and void and shall have no further force or effect.

Section 12.9 Preferred Stock Issuances; Boards of Directors.

(a) Converted EIG Mutual Holding shall not issue any shares of its preferred stock at any time during the 180-day period immediately following the Effective Date, except with the prior written approval of the Commissioner.

(b) Until the first anniversary of the Effective Date, the Board of Directors of Employers Group Inc. shall consist of the same persons serving in the same classes as those persons serving on the Board of Directors of Converted EIG Mutual Holding.

Section 12.10 Governing Law. The terms of this Plan of Conversion shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to Nevada’s principles of conflicts of laws.

Section 12.11 Headings. The headings used in this Plan of Conversion are included for convenience only and are not to be used in construing or interpreting any provisions hereof.

IN WITNESS WHEREOF, EIG Mutual Holding Company by authority of its Board of Directors, has caused this Plan of Conversion to be duly executed as of the 17th day of August, 2006.

EIG MUTUAL HOLDING COMPANY
By:
/s/ Douglas D. Dirks
Name: Douglas D. Dirks
Title: President and Chief Executive Officer

ATTEST:

/s/ Lenard T. Ormsby
Name: Lenard T. Ormsby
Title: General Counsel and Secretary

Exhibit A to the Plan of Conversion

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

EMPLOYERS HOLDINGS, INC.

ARTICLE I

Section 1.1 The name of this Corporation is Employers Holdings, Inc. (the “Corporation”).

ARTICLE II

Section 2.1 The name and complete business address in the State of Nevada of the Corporation’s resident agent for service of process is:

The Corporation Trust Company of Nevada

6100 Neil Road, Suite 500

Reno, Nevada 89511

ARTICLE III

Section 3.1 The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of Title 7 of the Nevada Revised Statutes (the “NRS”).

ARTICLE IV

Section 4.1 The total number of shares of stock which the Corporation shall have authority to issue is 175,000,000 shares of capital stock, consisting of (i) 25,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) 150,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”).

Section 4.2 The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled by law to vote.

Section 4.3 The board of directors of the Corporation (the “Board of Directors”) is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of

A1

Exhibit A to the Plan of Conversion

such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Except as otherwise expressly provided in these Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock or to the extent otherwise specifically required by law (other than NRS § 78.350(1)), no holders of Preferred Stock shall have voting rights.

Section 4.4 Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

ARTICLE V

Section 5.1 The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

(b) The Board of Directors shall consist of not less than one person, and the exact number of directors constituting the Board of Directors shall be fixed from time to time by resolution adopted by a majority of the Board of Directors.

(c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial

A2

Exhibit A to the Plan of Conversion

Class I directors shall terminate on the date of the 200[9] annual meeting; the term of the initial Class II directors shall terminate on the date of the 200[8] annual meeting; and the term of the initial Class III directors shall terminate on the date of the 200[7] annual meeting. At each succeeding annual meeting of stockholders beginning in 200[7], successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

(d) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by the vote of a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by the vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

(f) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the NRS and these Articles of Incorporation.

(g) As permitted by NRS § 78.120(2), the Board of Directors shall have the exclusive authority to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”).

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Exhibit A to the Plan of Conversion

ARTICLE VI

Section 6.1 The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VI shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay amounts advanced if it is ultimately determined that such person is not entitled to indemnification.

Section 6.2 The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

Section 6.3 The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. The Corporation is authorized to provide indemnification of agents (as defined in NRS § 78.7502) through Bylaw provisions, agreements with agents, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permissible under Nevada law.

Section 6.4 Any amendment, alteration, change, repeal or modification of any provision of this Article VI shall not adversely affect any rights to indemnification or to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such amendment, alteration, change, repeal or modification with respect to any acts or omissions occurring prior to such amendment, alteration, change, repeal or modification.

ARTICLE VII

Section 7.1 The liability of directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

ARTICLE VIII

Section 8.1 The Corporation expressly opts-out of, and elects not to be governed by, the “Acquisition of Controlling Interest” provisions contained in NRS §§ 78.378 through 78.3793 inclusive, as permitted under NRS § 78.378(1).

A4

Exhibit A to the Plan of Conversion

ARTICLE IX

Section 9.1 Unless otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

Section 9.2 Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action without a meeting is hereby specifically denied.

ARTICLE X

Section 10.1 The Corporation expressly reserves the right to amend, alter, change, repeal or modify any provision of these Articles of Incorporation from time to time in such manner and for such purposes as may at the time be permitted by law or as now or hereafter prescribed in these Articles of Incorporation and all rights conferred upon stockholders are granted subject to such reservation, provided, however, that in addition to any requirement of law and any other provisions of these Articles of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors of the Corporation, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision as part of these Articles of Incorporation inconsistent with the purpose or intent of, Articles V, VI, VII or IX of these Articles of Incorporation or this Article X of these Articles of Incorporation.

ARTICLE XI

Section 11.1 Pursuant to NRS § 693A.500, until [                   ], 20121, or, if earlier, such date as the Corporation no longer directly or indirectly owns a majority of the outstanding voting stock of Employers Insurance Company of Nevada, no person, other than the Corporation, any direct or indirect subsidiary of the Corporation and any employee compensation or benefit plan of the Corporation or any such direct or indirect subsidiary, may directly or indirectly offer to acquire or acquire in any manner the beneficial ownership of five percent (5%) or more of any class of voting security of the Corporation without the prior approval by the Commissioner of the Nevada Division of Insurance of an application for such acquisition pursuant to NRS § 693A.500. Any acquisition made in violation of this Section 11.1 may be subject to the provisions of NRS §§ 693A.505 to 693A.525.

______________

1 Five years after the issuance of a certificate of authority pursuant to NRS § 693A.470

A5

Exhibit B to the Plan of Conversion

AMENDED AND RESTATED BYLAWS

OF

EMPLOYERS HOLDINGS, INC.

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of Employers Holdings, Inc. (the “Corporation”), shall be held at such date and time as shall be determined by the board of directors of the Corporation (the “Board of Directors”).

Section 2. Special Meetings. Unless otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. Business transacted at all special meetings of the stockholders of the Corporation shall be confined to the purpose or purposes stated in the notice of the meeting.

Section 3. Place of Meeting. Every meeting of the stockholders, whether an annual or a special meeting, shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as may be selected by the Board of Directors.

Section 4. Notice of Meetings. Written notice of the place, date and time of any stockholders’ meeting, whether annual or special, and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote thereat, by mailing the same to the stockholder at the address of the stockholder that appears upon the records of the Corporation not less than 10 nor more than 60 days prior to the date of such meeting. Any meeting of the stockholders may be adjourned from time to time by the presiding officer at the meeting to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of this Section 4 shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 5. Voting Power of Stockholders. Each stockholder entitled to vote at any meeting of the stockholders may vote either in person or by proxy filed with the Secretary of the Corporation at or before such meeting. The proxy shall be in writing and shall state the name of the person authorized to cast such vote and the date of the meeting at which such vote shall be cast. Unless a higher vote is required by applicable law, the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) or these Bylaws, if a quorum is present, action by the stockholders on a matter other than the election of directors is approved

B1

Exhibit B to the Plan of Conversion

if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Section 6. Quorum. Unless otherwise required by applicable law, the Articles of Incorporation or these Bylaws, a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote, including the voting power that is represented in person or by proxy, regardless of whether any such proxy has authority to vote on all matters, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders duly and properly called. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum of stockholders shall not be present or represented at any meeting of the stockholders, the presiding officer at the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 4 hereof, until the requisite number of stockholders shall be present. At any subsequently reconvened meeting at which the requisite number of shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 7. Inspector of Election. At every meeting of the stockholders, the Chairman of the Board or his designee shall appoint not fewer than two persons who are neither officers nor directors, as inspectors to receive and canvass the votes given at the meeting, and certify the result to him or her. At the next meeting of the Board of Directors, the Chairman of the Board shall lay before the Board of Directors the results so certified, and thereupon such proceedings shall be had as the subject matter decided by the election or the vote may require.

Section 8. Record Date. The directors may fix in advance a date, which shall be not less than 10 nor more than 60 days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of, and to vote at, such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such dissent.

Section 9. Notice of Proposed Business. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 9.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

B2

Exhibit B to the Plan of Conversion

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 10. Notice of Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 10.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

B3

Exhibit B to the Plan of Conversion

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 11. No Stockholder Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action without a meeting is hereby specifically denied.

B4

Exhibit B to the Plan of Conversion

ARTICLE II

DIRECTORS

Section 1. Powers. The Board of Directors shall manage and control the business and affairs of the Corporation.

Section 2. Number. The Board of Directors shall consist of not less than one person, and the exact number of directors constituting the Board of Directors shall be fixed from time to time by resolution adopted by a majority of the Board of Directors then in office.

Section 3. Classes. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the Class I directors shall terminate on the date of the 200[9] annual meeting; the term of the Class II directors shall terminate on the date of the 200[8] annual meeting; and the term of the Class III directors shall terminate on the date of the 200[7] annual meeting. At each succeeding annual meeting of stockholders beginning in 200[7], successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 4. Term. Each member of the Board of Directors shall hold office until such director’s successor shall have been duly elected and qualified or until they have resigned or are removed from office or their office is otherwise vacated.

Section 5. Place of Meetings. Meetings of the Board of Directors, whether annual or special, may be held within or without the State of Nevada.

Section 6. Annual Meetings. Unless otherwise determined by the Chairman of the Board and noticed to the Board, the Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the same place as the meeting of the stockholders for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new Board members for this annual meeting shall be necessary.

Section 7. Other Meetings. Other regular meetings may be held at such times as may be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and Chief Executive Officer and shall be called by the Secretary on the written request of a majority of the Board of Directors then in office. Notice of special meetings setting forth the time and place of such meeting shall be given to each director then in office through the following means: personally or telephonically, by electronic mail, facsimile or by other means of written communication at least 24 hours before the meeting. Notice of a meeting need not be given to

B5

Exhibit B to the Plan of Conversion

any director who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice.

Section 8. Voting. Any action required to be taken shall be authorized by a majority of the directors present at any meeting at which a quorum is present.

Section 9. Quorum. At all meetings of the Board of Directors, a majority of the Board of Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, but if, at any meeting, less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time.

Section 10. Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present. The Chairman shall designate a director or officer to preside at any such meeting where the Chairman is absent. The Chairman of the Board shall have such other duties as the Board of Directors shall determine from time to time.

Section 11. Compensation of Directors. Board members who are not salaried officers of the Corporation shall receive such compensation as shall be fixed from time to time by resolution of the Board of Directors; and, in addition, the directors who are not salaried officers of the Corporation shall be entitled to reimbursement of the expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Corporation, or in connection with the business of the Corporation or their duties as directors generally.

Section 12. Resignation of Directors. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President and Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 13. Removal. Any director or one or more of the incumbent directors may be removed from office by vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock of the Corporation entitled to vote.

Section 14. Increase in Number of Directors and Vacancies. Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by the vote of a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by the vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 15. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a

B6

Exhibit B to the Plan of Conversion

meeting if all Board members or members of such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Such resolutions and the written consents thereto by the Board or committee members shall be filed with the minutes of the proceedings of the Board or such committee as the case may be.

Section 16. Committees. The Board of Directors may designate one or more committees and may delegate any of its powers to such committee. Each committee shall consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange on which the securities of the Corporation are listed for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange on which the securities of the Corporation are listed for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority of the Board of Directors in reference to (i) adopting an agreement of merger or consolidation under Sections 92A.005 to 92A.270, inclusive, of the Nevada Revised Statutes, (ii) approving the sale, lease or exchange of all of the Corporation’s property and assets under Section 78.565 of the Nevada Revised Statutes, (iii) amending the Articles of Incorporation of the Corporation, (iv) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) declaring a dividend. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article II, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling. Except as otherwise provided in this Section 16, the meetings and proceedings of any committee shall be governed by the provisions of these Bylaws regulating the meetings and proceedings of the Board of Directors, so far as the same are applicable and are not superseded by directions imposed by the Board of Directors.

Section 17. Participation by Telephone. Any one or more Board members or members of any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

B7

Exhibit B to the Plan of Conversion

ARTICLE III

OFFICERS

Section 1. Officers. The Board of Directors shall select and appoint the Chairman of the Board, the President and Chief Executive Officer, the Treasurer, the Secretary and any other officers as it deems advisable from time to time. The Board of Directors shall vote on the appointment of any and all such officers at the regular meeting of the Board held after each annual meeting of the stockholders. Each officer shall have such authority and perform such duties as may be prescribed from time to time by the Board of Directors, or, in the event of its failure so to prescribe, by the President and Chief Executive Officer. The Chairman of the Board shall be chosen from among the directors and other officers may, but need not, be directors. One person may hold more than one office, except that no one person shall hold simultaneously (i) the offices of (A) President and Chief Executive Officer and (B) Secretary; or (ii) the offices of (A) Chairman of the Board and (B) Secretary.

Section 2. President and Chief Executive Officer. The President and Chief Executive Officer shall, subject only to the direction and control of the Board of Directors, have responsibility for the general management of the business affairs and property of the Corporation, and of its several officers, and shall have such duties and responsibilities and shall report to such persons as the Board of Directors shall determine from time to time.

Section 3. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and its committees and the minutes of all meetings of the Corporation in books provided for that purpose and the Secretary shall attend to the giving or serving of all notices of the Corporation. The Secretary may sign with the President and Chief Executive Officer, or a Vice President, in the name of the Corporation, all contracts authorized by the Board of Directors or by any committee of the Board of Directors, and, when so ordered by the Board of Directors or such committee, the Secretary shall affix the seal of the Corporation thereto. The Secretary shall have charge of such books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any director, upon request at the office of the Corporation during business hours; and shall in general perform all the duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chairman of the Board, and the President and Chief Executive Officer.

Section 4. Treasurer. The Treasurer shall keep the financial accounts of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation. The Treasurer shall disburse the funds of the Corporation as may be designated by the Board of Directors and shall render to the Board of Directors and the President and Chief Executive Officer whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 5. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as may from time to time be determined, or pursuant to authority granted, by the Board of Directors.

Section 6. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the directors then in office.

B8

Exhibit B to the Plan of Conversion

The removal of an officer shall be without prejudice to his or her contract rights, if any. Election or appointment of an officer shall not of itself create contract rights.

Section 7. Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

Section 8. Filling of Vacancies. A vacancy in any office shall be filled by, or pursuant to authority granted by, the Board of Directors.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.

Section 2. Contracts, Checks, Drafts. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be designated from time to time by resolution of the Board of Directors.

Section 3. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors, the Chairman of the Board, or the President and Chief Executive Officer, may authorize for that purpose.

Section 4. Manner of Giving Notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid, subject to any prior periods called for herein. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless device, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the intended recipient. Any stockholder of the Corporation, director, officer, or Board committee member may waive any notice required to be given under these Bylaws. Whenever in the Corporation’s Articles of Incorporation or these Bylaws notice is required or permitted to be given by mail, the affidavit or other sworn certificate of the person who mailed such notice, filed with the Secretary of the Corporation, shall constitute conclusive evidence that such notice has been given and mailed.

B9

Exhibit B to the Plan of Conversion

Section 5. Construction. These Bylaws are to be construed to be consistent with applicable law, and if such construction is not possible then the invalidity of a Bylaw or a portion thereof shall not affect the validity of the remainder of the Bylaws, which shall remain in full force and effect.

Section 6. Certificate of Stock. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Nevada law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by at least two of the Chairman, President, Chief Executive Officer, Treasurer or Secretary. Any or all of the signatures on the certificate may be a facsimile.

Section 7. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

ARTICLE V

INDEMNIFICATION OF OFFICERS AND DIRECTORS

AGAINST LIABILITIES AND EXPENSES

Section 1. Definitions. For the purposes of this Article (other than sections 7, 10 and 11 hereof), “agent” means any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic company, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or domestic company which was a predecessor company of the Corporation or of another enterprise at the request of the predecessor company. For the purposes of this Article, “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” include, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Sections 4 or 5(b) of Article V.

Section 2. Indemnification in Actions by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, to the fullest extent permitted or authorized by applicable law, if that person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or that the person had reasonable cause to believe that the person’s conduct was unlawful.

B10

Exhibit B to the Plan of Conversion

Section 3. Indemnification in Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action, to the fullest extent permitted or authorized by applicable law, if the person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made under this Section 3 for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 4. Indemnification Against Expenses. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceedings referred to in Sections 2 or 3 of Article V or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Determinations. Except as provided in Section 4 or 6 of Article V, any indemnification under Article V shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of Article V by:

(a) A majority vote of a quorum consisting of directors who are not parties of such proceeding;

(b) The court in which the proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney, or other person is opposed by the Corporation;

(c) The stockholders;

(d) Independent legal counsel in a written opinion, if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or

(e) Independent legal counsel in a written opinion, if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

Section 6. Advance of Expenses. Expenses of agents incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an

B11

Exhibit B to the Plan of Conversion

undertaking by or on behalf of the agent to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. This provision does not affect any rights to advancement of expenses to which Corporation personnel other than directors may be entitled under contract or otherwise by law.

Section 7. Other Indemnification. The indemnification authorized by Article V shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the Corporation and its stockholders while acting in the capacity of a director or officer of the Corporation to the extent the additional rights to indemnification are authorized in Sections 78.138, 78.7502, and 78.751 of the Nevada Revised Statutes or any other applicable law. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the Corporation but not involving breach of duty to the Corporation and its stockholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of the stockholders or disinterested directors, or otherwise to the extent the additional rights to indemnification are authorized in the Corporation’s Articles of Incorporation. An article provision authorizing the indemnification in excess of that permitted by Chapter 78 of the Nevada Revised Statutes or to the fullest extent permissible under Nevada law or the substantial equivalent thereof shall be construed to be a provision for additional indemnification for breach of duty to the Corporation and its stockholders. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in Article V shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

Section 8. Forms of Indemnification Not Permitted. No indemnification or advance shall be made under Article V, except as provided in Section 4 or Section 5(b), in circumstances where it appears:

(a) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any agent or other employee of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against that liability under the provisions of Article V.

Section 10. Amendment to General Corporation Law. The Corporation may also indemnify its directors, officers, employees, and agents under other or additional circumstances and in other or additional amounts in accordance with amendments to the Nevada Revised Statutes as enacted from time to time.

B12

Exhibit B to the Plan of Conversion

Section 11. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article V to directors and officers of the Corporation.

ARTICLE VI

AMENDMENTS

Section 1. Amendments. The Board of Directors shall have the exclusive authority to adopt, make, repeal, alter, amend or rescind these Bylaws by the affirmative vote of a majority of the Board of Directors then in office.

B13

Exhibit B to the Plan of Conversion

IN WITNESS WHEREOF, the undersigned does hereby execute these Bylaws on this ____ day of _____________, 200__.

[ ], Secretary

STATE OF NEVADA	)
) SS.
COUNTY OF WASHOE	)

On this _____ day of _______, 200__, personally appeared before me, a Notary Public in and for State and County aforesaid, ___________, known to me to be the person described in and who executed the foregoing Bylaws, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes herein mentioned.

WITNESS my hand and official seal the day and year first above written.

Notary Public

B14

Exhibit C to the Plan of Conversion

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

EMPLOYERS GROUP, INC.

ARTICLE I

Section 1.1 The name of this Company is Employers Group, Inc.

ARTICLE II

Section 2.1 These Amended and Restated Articles of Incorporation amend the existing Articles of Incorporation and, in accordance with Section 78.403 of the Nevada Revised Statutes, restate them in their entirety pursuant to the Plan of Conversion adopted by EIG Mutual Holding Company, in accordance with the provisions of Sections 693A.400 to 693A.540, inclusive, of the Nevada Revised Statutes.

ARTICLE III

Section 3.1 The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes.

ARTICLE IV

Section 4.1 The Company is authorized to issue only one class of stock, designated common stock, and the total number of shares which the Company is authorized to issue is 2,500, no par value.

ARTICLE V

Section 5.1 The Board of Directors of the Company shall have the exclusive authority to adopt the bylaws of the Company.

ARTICLE VI

Section 6.1 The liability of directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Section 6.2 The Company is authorized to provide indemnification of agents (as defined in Section 78.7502 of the Nevada Revised Statutes) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under Nevada Law.

Section 6.3 Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of an agent of the Company existing at the time of such amendment, repeal or modification.

C1

Exhibit C to the Plan of Conversion

ARTICLE VII

Section 7.1 The Company expressly reserves the right to amend its Articles of Incorporation from time to time in such manner and for such purposes as may at the time be permitted by law.

C2

Exhibit D to the Plan of Conversion

AMENDED AND RESTATED BYLAWS

OF

EMPLOYERS GROUP, INC.

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders of the Employers Group, Inc. (the “Company”) shall be held at such date and time as shall be determined by the Board of Directors.

Section 2. Special Meetings. Special meetings of stockholders of the Company may be called at any date and time by the President of the Company or by the Secretary at the request of not less than a majority of the Board of Directors then in office or as otherwise required by law.

Section 3. Place of Meeting. Every meeting of stockholders of the Company, whether an annual or a special meeting, shall be held at the principal office of the Company or at such other place within or without the State of Nevada as may be selected by the Board of Directors.

Section 4. Notice of Meetings. Written notice of the place, date and time of any stockholders meeting, whether annual or special, and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote thereat, by mailing the same to the stockholder at the address of the stockholder that appears upon the records of the Company not less than 10 nor more than 60 days prior to the date of such meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 5. Voting Power of Stockholders. Each stockholder may vote at any meeting of the stockholders either in person or by proxy filed with the Secretary of the Company at or before such meeting. The proxy shall be in writing and shall state the name of the person authorized to cast such vote and the date of the meeting at which such vote shall be cast. If a quorum is present, a majority of the votes cast on a particular matter shall be required for action at such meeting.

Section 6. Quorum. A majority of the outstanding votes of stockholders shall constitute a quorum for the transaction of any business coming before any annual or special meeting of the Company duly and properly called. If, however, such quorum of stockholders shall not be present or represented at any meeting of the Company, the Chairman of the Board shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of stockholders shall be present. At any subsequently reconvened meeting at which the requisite number of stockholders shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

D1

Exhibit D to the Plan of Conversion

Section 7. Record Date. The directors may fix in advance a date, which shall be not less than 10 nor more than 60 days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of, and to vote at, such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the Company after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

ARTICLE II

STOCK

Section 1. Stock. The Board of Directors may at any time issue all or any part of the unissued stock authorized under the Company’s Articles of Incorporation, whether common or preferred, and may determine the consideration for which stock is to be issued and the manner of allocating such consideration.

ARTICLE III

DIRECTORS

Section 1. Powers. The Board of Directors shall manage and control the business and affairs of the Company.

Section 2. Number and Election. The Board of Directors shall consist of not less than four (4) and not more than eleven (11) directors, as shall be determined from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office. The directors shall be elected at the annual meeting of stockholders.

Section 3. Classes. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the Class I directors shall terminate on the date of the 200[9] annual meeting; the term of the Class II directors shall terminate on the date of the 200[8] annual meeting; and the term of the Class III directors shall terminate on the date of the 200[7] annual meeting. At each succeeding annual meeting of stockholders beginning in 200[7], successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

D2

Exhibit D to the Plan of Conversion

Section 4. Place of Meetings. Meetings of the Board of Directors, whether annual or special, may be held within or without the State of Nevada.

Section 5. Annual Meetings. Unless otherwise determined by the Chairman of the Board and noticed to the Board, the Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the same place as the meeting of the stockholders for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new Board members for this annual meeting shall be necessary.

Section 6. Other Meetings. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and Chief Executive Officer and shall be called by the Secretary on the written request of a majority of the Board of Directors then in office. Notice of special meetings setting forth the time and place of such meeting shall be given to each director then in office through the following means: personally or telephonically, by electronic mail, facsimile or by other means of written communication at least 24 hours before the meeting. Notice of a meeting need not be given to any director who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice.

Section 7. Voting. Any action required to be taken shall be authorized by a majority of the directors present at any meeting at which a quorum is present.

Section 8. Quorum. At all meetings of the Board of Directors, a majority of the Board of Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, but if, at any meeting, less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time.

Section 9. Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present. The Chairman shall designate a director or officer to preside at any such meeting where the Chairman is absent. The Chairman of the Board shall have such other duties as the Board of Directors shall determine from time to time.

Section 10. Compensation of Directors. Board members who are not salaried officers of the Company shall receive such compensation as shall be fixed from time to time by resolution of the Board of Directors; and, in addition, the directors who are not salaried officers of the Company shall be entitled to reimbursement of the expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as directors generally.

Section 11. Resignation of Directors. Any director may resign at any time upon written notice to the Company. Such resignation shall take effect at the time

D3

Exhibit D to the Plan of Conversion

specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President and Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 12. Removal. Any director, or the entire Board of Directors, may be removed from office at any time, provided that any such removal must be approved by the affirmative vote of at least two-thirds of all stockholders entitled to vote.

Section 13. Increase in Number of Directors and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. Any newly created directorships shall be apportioned such that the classes of directors remain as equal as possible in number. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Section 14. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all Board members or members of such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Such resolutions and the written consents thereto by the Board or committee members shall be filed with the minutes of the proceedings of the Board or such committee as the case may be.

Section 15. Committees. The Board of Directors may delegate any of its powers to a committee appointed by the Board of Directors, which shall consist of one or more of the directors of the Company, and every such committee shall conform to such directions as the Board of Directors shall impose on them. The meetings and proceedings of any such committee shall be governed by the provisions of these Bylaws regulating the meetings and proceedings of the Board of Directors, so far as the same are applicable and are not superseded by directions imposed by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of a committee to replace any member who is disqualified or absent from a meeting of the committee. Unless the Board of Directors appoints alternate members, the member or members of a committee present at a meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of an absent or disqualified member of the committee.

Section 16. Participation by Telephone. Any one or more Board members or members of any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by

D4

Exhibit D to the Plan of Conversion

means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

OFFICERS

Section 1. Officers. The Board of Directors shall select and appoint the Chairman of the Board, the President and Chief Executive Officer, the Treasurer, the Secretary and any other officers as it deems advisable from time to time. The Board of Directors shall vote on the appointment of any and all such officers at the regular meeting of the Board held after each annual meeting of the Stockholders. Each officer shall have such authority and perform such duties as may be prescribed from time to time by the Board of Directors, or, in the event of its failure so to prescribe, by the President and Chief Executive Officer. The Chairman of the Board shall be chosen from among the directors and the President and Chief Executive Officer shall be a member of the Board of Directors, and other officers may, but need not, be directors. One person may hold more than one office, except that no one person shall hold simultaneously (i) the offices of (A) President and Chief Executive Officer and (B) Secretary; or (ii) the offices of (A) Chairman of the Board and (B) Secretary.

Section 2. President and Chief Executive Officer. The President and Chief Executive Officer shall, subject only to the direction and control of the Board of Directors, have responsibility for the general management of the business affairs and property of the Company, and of its several officers, and shall have such duties and responsibilities and shall report to such persons as the Board of Directors shall determine from time to time.

Section 3. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and its committees and the minutes of all meetings of the Company in books provided for that purpose and the Secretary shall attend to the giving or serving of all notices of the Company. The Secretary may sign with the President and Chief Executive Officer, or a Vice President, in the name of the Company, all contracts authorized by the Board of Directors or by any committee of the Board of Directors, and, when so ordered by the Board of Directors or such committee, the Secretary shall affix the seal of the Company thereto. The Secretary shall have charge of such books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any director, upon request at the office of the Company during business hours; and shall in general perform all the duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chairman of the Board, and the President and Chief Executive Officer.

Section 4. Treasurer. The Treasurer shall keep the financial accounts of the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company. The Treasurer shall disburse the funds of the Company as may be designated by the Board of Directors and shall render to the Board of Directors and the President and Chief Executive Officer whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Company.

D5

Exhibit D to the Plan of Conversion

Section 5. Compensation of Officers. The officers of the Company shall be entitled to receive such compensation for their services as may from time to time be determined, or pursuant to authority granted, by the Board of Directors.

Section 6. Removal of Officers. Any officer of the Company may be removed from office, with or without cause, by a vote of a majority of the directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. Election or appointment of an officer shall not of itself create contract rights.

Section 7. Resignation. Any officer of the Company may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein. The resignation of an officer shall be without prejudice to the contract rights of the Company, if any.

Section 8. Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Company shall begin on the first day of January and terminate on the thirty-first day of December in each year.

Section 2. Contracts, Checks, Drafts. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Company to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by such officer or officers, agent or agents of the Company, and in such manner as shall be designated from time to time by resolution of the Board of Directors.

Section 3. Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Company, may be endorsed for deposit, assigned and delivered by any officer of the Company, or by such agents of the Company as the Board of Directors, the Chairman of the Board, or the President and Chief Executive Officer, may authorize for that purpose.

Section 4. Manner of Giving Notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid, subject to any prior periods called for herein. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person

D6

Exhibit D to the Plan of Conversion

giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or by wireless device, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the intended recipient. Any stockholder of the Company, director, officer, or Board committee member may waive any notice required to be given under these Bylaws. Whenever in the Company’s Articles of Incorporation or these Bylaws notice is required or permitted to be given by mail, the affidavit or other sworn certificate of the person who mailed such notice, filed with the Secretary of the Company, shall constitute conclusive evidence that such notice has been given and mailed.

Section 5. Construction. These Bylaws are to be construed to be consistent with applicable law, and if such construction is not possible then the invalidity of a Bylaw or a portion thereof shall not affect the validity of the remainder of the Bylaws, which shall remain in full force and effect.

ARTICLE VI

INDEMNIFICATION OF OFFICERS AND DIRECTORS

AGAINST LIABILITIES AND EXPENSES

Section 1. Definitions. For the purposes of this Article VI, other than sections 7, 10 and 11 hereof, “agent” means any person who is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic company, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or domestic company which was a predecessor company of the Company or of another enterprise at the request of the predecessor company; “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” include, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Sections 4 or 5(b) of Article VI.

Section 2. Indemnification in Actions by Third Parties. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the Company, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, to the fullest extent permitted or authorized by applicable law, if that person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, or that the person had reasonable cause to believe that the person’s conduct was unlawful.

D7

Exhibit D to the Plan of Conversion

Section 3. Indemnification in Actions by or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Company, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action, to the fullest extent permitted or authorized by applicable law, if the person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Company. No indemnification shall be made under this Section 3:

(a) for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 4. Indemnification Against Expenses. To the extent that an agent of the Company has been successful on the merits in defense of any proceedings referred to in Sections 2 or 3 of Article VI or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Determinations. Except as provided in Section 4 or Section 6 of this Article VI, any indemnification under this Article VI shall be made by the Company only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article VI by:

(a) A majority vote of a quorum consisting of directors who are not parties of such proceeding;

(b) The court in which the proceeding is or was pending upon application made by the Company or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney, or other person is opposed by the Company;

(c) The stockholders;

(d) Independent legal counsel in a written opinion, if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or

(e) Independent legal counsel in a written opinion, if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

D8

Exhibit D to the Plan of Conversion

Section 6. Advance of Expenses. Expenses of agents incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the agent to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. This provision does not affect any rights to advancement of expenses to which Company personnel other than directors may be entitled under contract or otherwise by law.

Section 7. Other Indemnification. The indemnification authorized by this Article VI shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the Company and its stockholders while acting in the capacity of a director or officer of the Company to the extent the additional rights to indemnification are authorized in Sections 78.138, 78.7502, and 78.751 of the Nevada Revised Statutes or any other applicable law. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the Company but not involving breach of duty to the Company and its stockholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of the stockholders or disinterested directors, or otherwise to the extent the additional rights to indemnification are authorized in the Company’s Articles of Incorporation. An article provision authorizing the indemnification in excess of that permitted by Chapter 78 of the Nevada Revised Statutes or to the fullest extent permissible under Nevada law or the substantial equivalent thereof shall be construed to be a provision for additional indemnification for breach of duty to the Company and its stockholders. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article VI shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

Section 8. Forms of Indemnification Not Permitted. No indemnification or advance shall be made under Article VI, except as provided in Section 4 or Section 5(b), in circumstances where it appears:

(a) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9. Insurance. The Company shall have power to purchase and maintain insurance on behalf of any agent or other employee of the Company against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the Company would have the power to indemnify the agent against that liability under the provisions of Article VI.

D9

Exhibit D to the Plan of Conversion

Section 10. Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Article VI to directors and officers of the Company.

Section 11. Amendment to General Corporation Law. The Company may also indemnify its directors, officers, employees, and agents under other or additional circumstances and in other or additional amounts in accordance with amendments to the Nevada Revised Statutes as enacted from time to time.

ARTICLE VII

AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed only by the affirmative vote of a majority of the Board of Directors then in office.

D10

Exhibit D to the Plan of Conversion

IN WITNESS WHEREOF, the undersigned does hereby execute these Bylaws on this ___ day of ___________ , 200[  ].

[ ], Secretary

STATE OF NEVADA	)
) SS.
COUNTY OF WASHOE	)

On this ___ day of ___________, 200[  ], personally appeared before me, a Notary Public in and for State and County aforesaid [  ] known to me to be the person described in and who executed the foregoing Bylaws, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes herein mentioned.

WITNESS my hand and official seal the day and year first above written.

Notary Public

D11

Exhibit E to the Plan of Conversion

AMENDED AND RESTATED BYLAWS

OF

EMPLOYERS INSURANCE COMPANY OF NEVADA

ARTICLE I

STOCKHOLDERS

Section 1 Annual Meeting. The annual meeting of stockholders of the Company shall be held at such date and time as shall be determined by the Board of Directors.

Section 2 Special Meetings. Special meetings of stockholders of the Company may be called at any date and time by the Chief Executive Officer of the Company or by the Secretary at the request of not less than a majority of the Board of Directors then in office or as otherwise required by law.

Section 3 Place of Meeting. Every meeting of stockholders of the Company, whether an annual or a special meeting, shall be held at the principal office of the Company or at such other place within or without the State of Nevada as may be selected by the Board of Directors.

Section 4 Notice of Meetings. Written notice of the place, date and time of any stockholders’ meeting, whether annual or special, and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote thereat, by mailing the same to the stockholder at the address of the stockholder that appears upon the records of the Company not less than 10 nor more than 60 days prior to the date of such meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 5 Voting Power of Stockholders. Each stockholder may vote at any meeting of the stockholders either in person or by proxy filed with the Secretary of the Company at or before such meeting. The proxy shall be in writing and shall state the name of the person authorized to cast such vote and the date of the meeting at which such vote shall be cast. If a quorum is present, a majority of the votes cast on a particular matter shall be required for action at such meeting.

Section 6 Quorum. A majority of the outstanding votes of stockholders shall constitute a quorum for the transaction of any business coming before any annual or special meeting of the Company duly and properly called. If, however, such quorum of stockholders shall not be present or represented at any meeting of the Company, the Chairman of the Board shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of stockholders shall be present. At any subsequently reconvened meeting at which the requisite number of stockholders shall be

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Exhibit E to the Plan of Conversion

represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 7 Record Date. The directors may fix in advance a date, which shall be not less than 10 nor more than 60 days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of, and to vote at, such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the Company after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

ARTICLE II

STOCK

Section 1 Stock. The Board of Directors may at any time issue all or any part of the unissued stock authorized under the Company’s Articles of Incorporation, whether common or preferred, and may determine the consideration for which stock is to be issued and the manner of allocating such consideration.

ARTICLE III

POLICIES

Section 1 Policies. The Company may (i) issue any or all of its policies or contracts with or without participation in profits, savings, unabsorbed portions of premiums or surplus; (ii) classify policies issued and perils insured on a participating and nonparticipating basis; and (iii) determine the right to participate and the extent of participation of any class or classes of policies.

ARTICLE IV

DIRECTORS

Section 1 Powers. The Board of Directors shall manage and control the business and affairs of the Company.

Section 2 Number and Election. The Board of Directors shall consist of not less than four (4) and not more than eleven (11) directors, as shall be determined from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office. The directors shall be elected at the annual meeting of stockholders.

Section 3 Classes. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term

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Exhibit E to the Plan of Conversion

of the Class I directors shall terminate on the date of the 200[9] annual meeting; the term of the Class II directors shall terminate on the date of the 200[8] annual meeting; and the term of the Class III directors shall terminate on the date of the 200[7] annual meeting. At each succeeding annual meeting of stockholders beginning in 200[7], successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 4 Place of Meetings. Meetings of the Board of Directors, whether annual or special, may be held within or without the State of Nevada.

Section 5 Annual Meetings. Unless otherwise determined by the Chairman of the Board and noticed to the Board, the Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the same place as the meeting of the stockholders for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new Board members for this annual meeting shall be necessary.

Section 6 Other Meetings. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Secretary on the written request of a majority of the Board of Directors then in office. Notice of special meetings setting forth the time and place of such meeting shall be given to each director then in office through the following means: personally or telephonically, by electronic mail, facsimile or by other means of written communication at least 24 hours before the meeting. Notice of a meeting need not be given to any director who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice.

Section 7 Voting. Any action required to be taken shall be authorized by a majority of the directors present at any meeting at which a quorum is present.

Section 8 Quorum. At all meetings of the Board of Directors, a majority of the Board of Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, but if, at any meeting, less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time.

Section 9 Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present. The Chairman shall designate a director or officer to preside at any such meeting where the Chairman is absent. The Chairman of the Board shall have such other duties as the Board of Directors shall determine from time to time.

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Exhibit E to the Plan of Conversion

Section 10 Compensation of Directors. Board members, who are not salaried officers of the Company, shall receive such compensation as shall be fixed from time to time by resolution of the Board of Directors; and, in addition, the directors who are not salaried officers of the Company shall be entitled to reimbursement of the expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as directors generally.

Section 11 Resignation of Directors. Any director may resign at any time upon written notice to the Company. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 12 Removal. Any director, or the entire Board of Directors, may be removed from office at any time, provided that any such removal must be approved by the affirmative vote of at least two-thirds of all stockholders entitled to vote.

Section 13 Increase in Number of Directors and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. Any newly created directorships shall be apportioned such that the classes of directors remain as equal as possible in number. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Section 14 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all Board members or members of such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Such resolutions and the written consents thereto by the Board or committee members shall be filed with the minutes of the proceedings of the Board or such committee as the case may be.

Section 15 Committees. The Board of Directors may delegate any of its powers to a committee appointed by the Board of Directors, which shall consist of one or more of the directors of the Company, and every such committee shall conform to such directions as the Board of Directors shall impose on them. The meetings and proceedings of any such committee shall be governed by the provisions of these Bylaws regulating the meetings and proceedings of the Board of Directors, so far as the same are applicable and are not superseded by directions imposed by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of a committee to replace any member who is disqualified or absent from a meeting of the committee. Unless the Board of Directors appoints alternate members, the member or members of a committee present at a meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint

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Exhibit E to the Plan of Conversion

another member of the Board of Directors to act at the meeting in the place of an absent or disqualified member of the committee.

Section 16 Participation by Telephone. Any one or more Board members or members of any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE V

OFFICERS

Section 1 Officers. The Board of Directors shall select and appoint the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer, the Secretary and any other officers as it deems advisable from time to time. The Board of Directors shall vote on the appointment of any and all such officers at the regular meeting of the Board held after each annual meeting of the Stockholders. Each officer shall have such authority and perform such duties as may be prescribed from time to time by the Board of Directors, or, in the event of its failure so to prescribe, by the Chief Executive Officer. The Chairman of the Board shall be chosen from among the directors and the Chief Executive Officer shall be a member of the Board of Directors, and other officers may, but need not, be directors. One person may hold more than one office, except that no one person shall hold simultaneously (i) the offices of (A) Chief Executive Officer and (B) Secretary; or (ii) the offices of (A) Chairman of the Board and (B) Secretary.

Section 2 Chief Executive Officer. The Chief Executive Officer shall, subject only to the direction and control of the Board of Directors, have responsibility for the general management of the business affairs and property of the Company, and of its several officers, and shall have such duties and responsibilities and shall report to such persons as the Board of Directors shall determine from time to time.

Section 3 President. The President shall, subject to the direction and control of the Board of Directors and the Chief Executive Officer, have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

Section 4 Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and its committees and the minutes of all meetings of the Company in books provided for that purpose and the Secretary shall attend to the giving or serving of all notices of the Company. The Secretary may sign with the Chief Executive Officer, or a Vice President, in the name of the Company, all contracts authorized by the Board of Directors or by any committee of the Board of Directors, and, when so ordered by the Board of Directors or such committee, the Secretary shall affix the seal of the Company thereto. The Secretary shall have charge of such books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any director, upon request at the office of the Company during business hours; and shall in general perform all the duties incident to the office

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Exhibit E to the Plan of Conversion

of the Secretary, subject to the control of the Board of Directors, the Chairman of the Board, and the Chief Executive Officer.

Section 5 Treasurer. The Treasurer shall keep the financial accounts of the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company. The Treasurer shall disburse the funds of the Company as may be designated by the Board of Directors and shall render to the Board of Directors and the Chief Executive Officer whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Company.

Section 6 Compensation of Officers. The officers of the Company shall be entitled to receive such compensation for their services as may from time to time be determined, or pursuant to authority granted, by the Board of Directors.

Section 7 Removal of Officers. Any officer of the Company may be removed from office, with or without cause, by a vote of a majority of the directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. Election or appointment of an officer shall not of itself create contract rights.

Section 8 Resignation. Any officer of the Company may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein. The resignation of an officer shall be without prejudice to the contract rights of the Company, if any.

Section 9 Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1 Fiscal Year. The fiscal year of the Company shall begin on the first day of January and terminate on the thirty-first day of December in each year.

Section 2 Contracts, Checks, Drafts. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Company to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by such officer or officers, agent or agents of the Company, and in such manner as shall be designated from time to time by resolution of the Board of Directors.

Section 3 Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Company, may be endorsed for deposit, assigned and delivered by any officer of the Company,

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Exhibit E to the Plan of Conversion

or by such agents of the Company as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, may authorize for that purpose.

Section 4 Manner of Giving Notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid, subject to any prior periods called for herein. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or by wireless device, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the intended recipient. Any stockholder of the Company, director, officer, or Board committee member may waive any notice required to be given under these Bylaws. Whenever in the Company’s Articles of Incorporation or these Bylaws notice is required or permitted to be given by mail, the affidavit or other sworn certificate of the person who mailed such notice, filed with the Secretary of the Company, shall constitute conclusive evidence that such notice has been given and mailed.

Section 5 Construction. These Bylaws are to be construed to be consistent with applicable law, and if such construction is not possible then the invalidity of a Bylaw or a portion thereof shall not affect the validity of the remainder of the Bylaws, which shall remain in full force and effect.

ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

AGAINST LIABILITIES AND EXPENSES

Section 1 Definitions. For the purposes of this Article VII, other than sections 7, 10 and 11 hereof, “agent” means any person who is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic company, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or domestic company which was a predecessor company of the Company or of another enterprise at the request of the predecessor company; “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” include, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Sections 4 or 5(b) of Article VII.

Section 2 Indemnification in Actions by Third Parties. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the Company, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, to the fullest extent permitted or authorized by applicable law, if that person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person

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Exhibit E to the Plan of Conversion

was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3 Indemnification in Actions by or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Company, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action, to the fullest extent permitted or authorized by applicable law, if the person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Company. No indemnification shall be made under this Section 3:

(a) for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 4 Indemnification Against Expenses. To the extent that an agent of the Company has been successful on the merits in defense of any proceedings referred to in Sections 2 or 3 of Article VII or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5 Required Determinations. Except as provided in Section 4 or Section 6 of this Article VII, any indemnification under this Article VII shall be made by the Company only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article VII by:

(a) A majority vote of a quorum consisting of directors who are not parties of such proceeding;

(b) The court in which the proceeding is or was pending upon application made by the Company or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney, or other person is opposed by the Company;

(c) The stockholders;

(d) Independent legal counsel in a written opinion, if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or

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Exhibit E to the Plan of Conversion

(e) Independent legal counsel in a written opinion, if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

Section 6 Advance of Expenses. Expenses of agents incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the agent to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. This provision does not affect any rights to advancement of expenses to which Company personnel other than directors may be entitled under contract or otherwise by law.

Section 7 Other Indemnification. The indemnification authorized by this Article VII shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the Company and its stockholders while acting in the capacity of a director or officer of the Company to the extent the additional rights to indemnification are authorized in Sections 78.138, 78.7502, and 78.751 of the Nevada Revised Statutes or any other applicable law. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the Company but not involving breach of duty to the Company and its stockholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of the stockholders or disinterested directors, or otherwise to the extent the additional rights to indemnification are authorized in the Company’s Articles of Incorporation. An article provision authorizing the indemnification in excess of that permitted by Chapter 78 of the Nevada Revised Statutes or to the fullest extent permissible under Nevada law or the substantial equivalent thereof shall be construed to be a provision for additional indemnification for breach of duty to the Company and its stockholders. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article VII shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

Section 8 Forms of Indemnification Not Permitted. No indemnification or advance shall be made under Article VII, except as provided in Section 4 or Section 5(b), in circumstances where it appears:

(a) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9 Insurance. The Company shall have power to purchase and maintain insurance on behalf of any agent or other employee of the Company against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s

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Exhibit E to the Plan of Conversion

status as such whether or not the Company would have the power to indemnify the agent against that liability under the provisions of Article VII.

Section 10 Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Article VII to directors and officers of the Company.

Section 11 Amendment to General Corporation Law. The Company may also indemnify its directors, officers, employees, and agents under other or additional circumstances and in other or additional amounts in accordance with amendments to the Nevada Revised Statutes as enacted from time to time.

ARTICLE VIII

EMERGENCY PROVISIONS

Section 1 General. The provisions of Article VIII shall be operative only during a national emergency declared by the President of the United States or the person performing the President’s functions, or in the event of a nuclear, atomic or other attack on the United States or a disaster making it impossible or impracticable for the Company to conduct its business without recourse to the provisions of Article VIII. Said provisions in such event shall override all other Bylaws of this Company in conflict with any provisions of this Article and shall remain operative so long as it remains impossible or impracticable to continue the business of the Company otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in Article VIII.

Section 2 Unavailable Directors. All directors of the Company who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 3 Authorized Number of Directors. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of Article VIII, or the minimum number required by law, whichever number is greater.

Section 4 Quorum. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a Company to specify.

Section 5 Creation of Emergency Committee. In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of Article VIII is less than the minimum number of authorized directors required by law, then

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Exhibit E to the Plan of Conversion

until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the Company pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 6 Constitution of Emergency Committee. The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of Article VIII. In the event such remaining directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the Company as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the Company who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Company. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration.

Section 7 Powers of Emergency Committee. The emergency committee, once appointed, shall govern its own members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die, resign, or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of Article VIII.

Section 8 Directors Becoming Available. Any person who has ceased to be a director pursuant to the provisions of Section 2 of Article VIII and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 9 Election of Board of Directors. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a Board of Directors, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 10 Termination of Emergency Committee. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 of Article VIII become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

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Exhibit E to the Plan of Conversion

ARTICLE IX

AMENDMENTS

Section 1 Amendments. These Bylaws may be altered, amended or repealed only by the affirmative vote of a majority of the Board of Directors then in office.

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Exhibit E to the Plan of Conversion

IN WITNESS WHEREOF, the undersigned does hereby execute these Bylaws on this___day of___________, 200[ ].

[ ], Secretary

STATE OF NEVADA	)
	)	SS.
COUNTY OF WASHOE	)

On this ____________ day of____________________, 200[ ], personally appeared before me, a Notary Public in and for State and County aforesaid [ ] known to me to be the person described in and who executed the foregoing Bylaws, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes herein mentioned.

WITNESS my hand and official seal the day and year first above written.

Notary Public

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Exhibit F to the Plan of Conversion

EIG MUTUAL HOLDING COMPANY

9790 Gateway Drive, Suite 100

Reno, NV 89521

Notice of Special Meeting of Members

To be Held ____________, 2007

Notice is hereby given that EIG Mutual Holding Company, a Nevada mutual insurance holding company (“EIG Mutual Holding”), has scheduled a special meeting of members pursuant to Chapter 693A of Title 57 of the Nevada Revised Statutes and the company’s amended and restated bylaws (the “Special Meeting”).

WHY:

To vote on the Plan of Conversion proposed, approved and adopted by the Board of Directors of EIG Mutual Holding on August 17, 2006 (the “Adoption Date”) and amended and restated on October 3, 2006 (the “Plan of Conversion”), including the proposed amendment and restatement of the Articles of Incorporation of EIG Mutual Holding contemplated thereby. The Plan of Conversion provides for the conversion (the “Conversion”) of EIG Mutual Holding from a mutual insurance holding company to a Nevada stock corporation (“Converted EIG Mutual Holding”) pursuant to Sections 693A.400 to 693A.540, inclusive, of Title 57 of the Nevada Revised Statutes. The vote will be on the Plan of Conversion in its entirety and not separately on specific components of the Plan of Conversion. The Plan of Conversion contemplates that Converted EIG Mutual Holding will complete an initial public offering of its common stock (the “IPO”) simultaneously with completion of the Conversion.

If the Conversion becomes effective, persons who were policyholders of Employers Insurance Company of Nevada (“EICN”), and therefore had a membership interest in EIG Mutual Holding, on the Adoption Date (“Eligible Members”) will be entitled to receive consideration in the form of common stock of Converted EIG Mutual Holding and/or cash in exchange for the extinguishment of their membership interests in EIG Mutual Holding. The aggregate consideration will be allocated among Eligible Members in accordance with the allocation formula and methodologies set forth in the Plan of Conversion. Subject to certain limitations, Eligible Members will have the right to elect whether to receive common stock and/or cash if the Conversion becomes effective. If the Conversion becomes effective, Members who are not Eligible Members will have their membership interests in EIG Mutual Holding extinguished without receiving any consideration, in accordance with Nevada law.

WHO:

Those members of EIG Mutual Holding who are eligible to vote. You are eligible to vote on the Plan of Conversion if you were the owner of an in-force insurance policy issued by EICN, and therefore had a membership interest in EIG Mutual Holding, on either (1) the Adoption Date (and you therefore are an Eligible Member) or (2) ____________, 2006 (the record date fixed by the Board of Directors of EIG Mutual Holding (the “Record Date”)). Note: you are entitled to only one vote, no matter how many policies you own. If, however, you own policies in more than

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Exhibit F to the Plan of Conversion

one legal capacity (e.g., as an individual owner and as a trustee for others), you may vote in each of your legal capacities. You will receive a separate package of materials containing a separate proxy card for each capacity.

The Plan of Conversion will not go into effect unless, among other things, it is first approved by both (a) the Eligible Members, by the affirmative vote of not less than two-thirds of the Eligible Members voting in person or by proxy at the Special Meeting, and (b) the Members, by the affirmative vote of a majority of those persons who are Members as of the Record Date. Approval or disapproval of the Plan of Conversion will not increase premiums or affect in any way the benefits or dividend eligibility of your policy or contract with EICN. Policy dividends will continue to be paid on dividend-paying policies as declared by the board of directors of EICN (although, as always, dividends are not guaranteed and may vary from year to year).

WHEN:	Beginning at [9:00] a.m., local time, on ____________, 2007.
WHERE:

The Special Meeting will be held at [          ], in Reno, Nevada. The Special Meeting may be adjourned to another time or place. If the new time and place for the meeting are announced at the meeting at which the adjournment is taken, EIG Mutual Holding will not be required to give additional individual notices to its members of the adjournment.

Your vote on the proposal is important! You do not need to attend the Special Meeting in person to vote. Instead, you may vote by following the instructions on the proxy card (Card 1). Please complete, date and sign the enclosed proxy card (Card 1) and return it in the enclosed postage paid envelope as soon as possible, but in any event no later than ____________, 2007, so that EIG Mutual Holding receives your vote prior to the close of business on ____________, 2007. You should mark the proxy card (Card 1) to vote either:

•	Yes, for approval of the proposal to adopt the Plan of Conversion and the transactions contemplated thereby, or
•	No, to oppose the proposal to adopt the Plan of Conversion and the transactions contemplated thereby.

If a proxy is properly signed and returned and the manner of voting is not indicated on the proxy, the proxy will be voted “YES” for approval of the proposal to adopt the Plan of Conversion.

A proxy that is properly signed and received by EIG Mutual Holding prior to the close of business on ____________, 2007, or received in person by EIG Mutual Holding at or prior to the Special Meeting on ____________, 2007, will be voted in accordance with the instructions on the proxy, unless properly revoked prior to such vote. Proxies received thereafter will only be voted if the Special Meeting is adjourned, and in that event, only if received at or prior to the adjourned Special Meeting. Voting prior to the Special Meeting by proxy does not affect your right to vote in person in the event that you attend the Special Meeting.

F2

Exhibit F to the Plan of Conversion

The Board of Directors has unanimously approved and adopted the Plan of Conversion and recommends that all Members of EIG Mutual Holding eligible to vote at the Special Meeting vote “YES” for approval of the Plan of Conversion. The Nevada Commissioner of Insurance has issued an order initially approving the Plan of Conversion pursuant to NRS 693A.455. A copy of the Commissioner’s order is attached as Appendix C to the Member Information Statement Part One enclosed herewith. Approval by the Commissioner does not constitute a recommendation to any Member as to how such Member should vote with respect to the Plan of Conversion.

A copy of the Plan of Conversion and each exhibit to the Plan of Conversion are included in the Member Information Statement Part One enclosed herewith. We urge you to read the Plan of Conversion, contact us at the number shown below if you have any questions, and consult with your legal or other professional advisors regarding the impact of the Plan of Conversion if it is approved. Also included in this mailing are instructions for completing the proxy card (Card 1) and, for Eligible Members only, the Taxpayer Identification Card (Card 3) and the Form of Compensation Card (Card 4). This information, and additional information about the Plan of Conversion, is also available on our website at www.eig.com.

Questions?

•	Call EIG Mutual Holding toll-free at: 1-888-900-1476.

Need a replacement proxy card?

•	Call EIG Mutual Holding toll-free at: [ ].

BY ORDER OF THE BOARD OF DIRECTORS

Lenard T. Ormsby Secretary

F3

Exhibit G to the Plan of Conversion

Procedures for the Conduct of Voting on EIG Mutual Holding

Company’s Proposal to Convert to a Stock Corporation

1.	Introduction

In connection with EIG Mutual Holding Company’s (“EIG Mutual Holding”) proposed conversion to a Nevada stock corporation in accordance with a plan of conversion proposed, approved and adopted by the Board of Directors of EIG Mutual Holding on August 17, 2006 and amended and restated on October 3, 2006 (“Plan of Conversion”), pursuant to Chapter 693A.460 of Title 57 of the Nevada Revised Statutes (“NRS”) and pursuant to Section 7.2 of the Plan of Conversion, EIG Mutual Holding has set forth below procedures dealing with the conduct of the vote of Members at the Special Meeting of Members. All capitalized terms not defined herein shall have the meaning as set forth in EIG Mutual Holdings’ Plan of Conversion.

2.	Section 693A.460 of the NRS

Section 693A.460 of Title 57 the NRS states, in relevant part, that the Nevada Commissioner of Insurance (“Commissioner”) “shall supervise and direct the conducting of the vote on the plan of conversion as necessary to ensure that the vote is fair and consistent with the requirements of this section.”

3.	Determination of Members Entitled to Notice of and to Vote on EIG Mutual Holding’s Proposal to Convert

The Plan of Conversion contemplates two voting thresholds described below. The first threshold requires that at least two-thirds of the Eligible Members voting in person or by proxy at the Special Meeting approve the Plan of Conversion, as required by NRS 493A.460. Because the Plan of Conversion contemplates the amendment and restatement of the Articles of Incorporation of EIG Mutual Holding, which would require a vote of a majority of Members under Section 2.11 of the Plan of Reorganization of EICN, the second threshold requires that at least a majority of those persons who are Members as of a record date set by the Board of Directors of EIG Mutual Holding (“Record Date Members”) approve the Plan of Conversion

Each threshold has a different eligibility requirement. A person will be entitled to vote on the Plan of Conversion only if meeting the following eligibility requirements:

First Eligibility Category – Eligible Members

•	On the Adoption Date, August 17, 2006, such person was listed on the Company Records as the Owner of one or more Policies issued by EICN; and
•	One or more of these Policies was In Force on the Adoption Date.

In accordance with Section 693A.460 of the NRS, Members in this eligibility category each have one vote, regardless of the number of policies owned by the Member.

Second Eligibility Category – Record Date Members

•	On the Record Date, such person was listed on the Company Records as the Owner of one or more Policies issued by EICN; and
•	One or more of these Policies was In Force on the Record Date.

G1

Exhibit G to the Plan of Conversion

In accordance with the Bylaws of EIG Mutual Holding, Members in this eligibility category each have one vote, regardless of the number of policies owned by the Member.

4.	Notice of Special Meeting of Members

EIG Mutual Holding has filed with the Nevada Division of Insurance (the “Division”) copies of the proposed notice of the Special Meeting that EIG Mutual Holding will hold at which Members eligible to vote will be asked to vote, either in person or by proxy, on EIG Mutual Holding’s proposal to convert to a stock corporation.

Shortly following the issuance by the Commissioner of Insurance of an order initially approving the Application to Convert, EIG Mutual Holding will mail the notice to Members entitled to vote. The notice will be included within a package consisting of the following materials specifically related to the proposed Plan of Conversion (collectively, “Notice of the Proposed Conversion”):

(i)	Chairman’s Letter
(ii)	Member Information Statement Parts I and II
(a)	Notice of Special Meeting
(b)	Plan of Conversion and its exhibits
(c)	Description of plan terms
(d)	Commissioner’s initial order approving the Application to Convert
(e)	Description of business and historical financial information of EIG Mutual Holding
(iii)	Proxy card
(iv)	Postage-paid return envelope
(v)	Eligible Members Guide (including election form)(Eligible Members only)

Two groups will receive this mailing:

•	Group 1—Eligible Members (Members on August 17, 2006, the Adoption Date).
•	Group 2—Record Date Members.

However, if a Member is both an Eligible Member and a Record Date Member, that Member will receive only one package, including the Eligible Members Guide, and will be asked to vote only once on the proposal, and that vote will count as a vote on the Plan of Conversion for purposes of both voting threshold requirements.

EIG Mutual Holding will use a nationally recognized proxy solicitor to conduct the mailing to the Members in the two groups. EIG Mutual Holding will provide the proxy solicitor with the Members’ names and addresses used for both the mailing and the proxies. The address will either be the billing address or mailing address, as reflected on the Company Records. The mailing will utilize Address Service Requested forwarding features in the limited instances where the Members’ addresses are not current or are incorrect.

EIG Mutual Holding will derive the list of Members and their addresses from EICN’s records. EIG Mutual Holding will deliver the Notice of the Proposed Conversion to all Members who are eligible to vote via first class mail.

G2

Exhibit G to the Plan of Conversion

The mailing to both groups will be identical, except that no Eligible Member Guide (including election form) will be sent to Group 2. The individual proxies will be coded to allow tabulation of votes with respect to both voting requirement thresholds, and/or the tabulation agent will count each proxy as a vote with respect to each voting threshold as to which the Member granting the proxy is entitled to vote.

5.	Receipt, Verification and Tabulation of Proxy Forms

EIG Mutual Holding will use a nationally recognized tabulation agent to assist in the receipt, custody, safeguarding, verification and tabulation of proxy forms. The proxy solicitor may function as the tabulation agent.

A.	Receipt of Proxies

Proxies returned by mail will be delivered in a postage-paid envelope (provided in the notice package to Members eligible to vote) to specifically designated post office boxes. Proxies must be delivered to the proxy solicitor no later than 5:00 p.m. on the day next preceding the date of the Special Meeting, in order to be counted in the vote. In addition to returning proxies by mail, Members eligible to vote may be given the option of sending executed proxies by facsimile, telephone and/or Internet pursuant to customary methods of soliciting proxies via these media.

B.	Verification and Tabulation of Proxies

The tabulation agent will open all envelopes by machine which will separate from the rest of the group those proxy forms with attachments. The tabulation agent will manually input those proxy forms with attachments and will forward any extraneous materials to EIG Mutual Holding.

Proxies that are machine-readable will be electronically counted through Optical Character Recognition (OCR). OCR is a method of reading text from paper and translating the images or markings captured from the paper into a form that a computer system can manipulate for efficient and accurate processing. OCR processed proxies will fall into two categories:

(i)	Valid or invalid
(ii)	“Defective”

To be valid, proxies must meet the following criteria:

•	Proxies must only have one box “For” or “Against” checked. If both boxes are checked, the proxy will be deemed invalid.
•	Proxies must be properly signed by a representative of the Member entitled to vote.

The tabulation agent will consider those proxies not meeting either of the above criteria as Invalid and will not include them in the final vote count.

The tabulation agent will categorize proxies that have been mangled or with off-center scan lines as Defective and will attempt to repair them manually to be read by OCR for inclusion in the vote. The tabulation agent will discard those Defective proxies that are deemed not repairable.

The envelopes, proxies and any other material contained in the envelopes will be processed and the proxies tabulated by the tabulation agent on a daily basis, to the extent feasible.

The tabulation agent will tabulate proxy totals and forward the results to EIG Mutual Holding’s corporate secretary. In order to be valid in accordance with Section 78.355 of the NRS and EIG

G3

Exhibit G to the Plan of Conversion

Mutual Holding’s bylaws, the proxy must be dated and executed within six months and recorded on the books of EIG Mutual Holding by the close of business on the day after the Special Meeting.

Prior to the close of the Special Meeting of Members, except as otherwise permitted or directed by the Commissioner, the tabulation agent will make information on the Members vote available only as follows:

•

The tabulation agent will make available to EIG Mutual Holding current data on the number of votes received and the percentage voted “For” and “Against” adoption of the Plan of Conversion. All data provided will be confidential.

•	The tabulation agent will make available to EIG Mutual Holding on a confidential basis information on the receipt (but not the voting preferences) of a Member’s proxy.
•

As promptly as practicable after the close of the Special Meeting, the tabulation agent shall provide to EIG Mutual Holding a certificate as to the accuracy of the vote count. EIG Mutual Holding will also provide the Board of Directors with a complete and specific tabulation as soon as is practicable after the date of the Special Meeting. All proxies and such computer tapes and other records deemed necessary by the Commissioner to record the vote shall be delivered to the inspectors. All proxies shall, immediately upon completion of the vote count, be placed in sealed packages and stored as directed by the inspectors.

6.	Resolution of Disputes

The following are guidelines that will be employed in determining which proxies are valid or invalid for purposes of counting them.

A.	Proxies must only have one box “For” or “Against” checked. If both boxes are checked, the proxy will be deemed invalid.
B.

Proxies must be signed by or on behalf of one of the named insureds. If there is no signature, the proxy will be deemed invalid. If neither box is checked, but the proxy is signed, the proxy will be deemed a valid vote in favor of the Plan of Conversion.

(i)	If a proxy is signed, but no preference for the vote is indicated, it shall be deemed valid and a vote “For” the Conversion.
(ii)

A proxy shall not be deemed invalid merely because the signature is hand printed or written in pencil, or because it bears a rubber stamped or facsimile signature or because the signature appears on the proxy other than on the indicated signature line.

C.	The addition of an address different from that appearing on the Company Records shall not affect the validity of that proxy.
D.	If a Member entitled to vote shall have executed more than one proxy in respect of the same voting policies, the following Rules shall apply to determine which proxy shall prevail:
(i)	The proxy with the latest execution date or date of receipt shall prevail.
(ii)	The date of execution of a proxy shall be the date written on the proxy card (the date of the post mark on the envelope shall not be considered the execution date).
(iii)

If, after application of the Rules contained in (a) and (b) above two or more conflicting proxies have the same latest execution date, the policies represented by such conflicting proxies shall be deemed “stand-offs” and shall not be voted.

G4

Exhibit G to the Plan of Conversion

E.

A proxy in the name of a person other than a natural person must be signed by an officer or other person purporting to act in an official capacity on behalf of such person and when so signed is presumptively valid in the absence of satisfactory evidence of lack of authority of such person to act. If the Member’s name has been repeated, the official capacity of the signer need not be indicated. No corporate seal, attestation, or copy of bylaws, or resolution conferring authority is necessary.

F.

A proxy signed merely in the name of one of the Members entitled to vote listed in paragraph E above, but without the signature of an individual purporting to act on behalf of such Member, is presumptively invalid.

G.

Eligible Members may also authorize individuals other than designated employees of EIG Mutual Holding to cast their votes by proxy; however, only proxies that meet all applicable legal requirements will be considered valid.

H.	If a proxy is not dated, the proxy will be counted as of the date the proxy was received by the tabulation agent.

The intent of these Rules is to favor giving validity to the proxies and the intent of the Members entitled to vote where discernible, and the inspectors or assistants shall act accordingly. Where a matter is not covered by these Rules, the inspectors or assistants shall generally favor validity rather than invalidity of the proxies.

G5

Exhibit H to the Plan of Conversion

Employers Insurance Group, Inc.

EIG Mutual Holding Company

Allocation of Consideration
Among Eligible Members in a
Proposed Demutualization

Actuary’s Report on
Allocation Methodology

August 17, 2006

H1

Exhibit H to the Plan of Conversion

August 17, 2006

Board of Directors

EIG Mutual Holding Company

Employers Insurance Group, Inc.

9790 Gateway Drive

Reno, NV 89521

Ladies and Gentlemen of the Board:

RE: ACTUARY’S REPORT ON ALLOCATION METHODOLOGY

Enclosed is our report describing the methodology that the Board of Directors has adopted for determining the allocation of consideration among eligible members in the proposed demutualization, and summarizing the rationale for the allocation formula structure and components.

This report is intended for inclusion with the Plan of Conversion submission to the Nevada Division of Insurance, and for inclusion with the Member Information Statement that will be distributed to members of EIG Mutual Holding Company.

Sincerely,

Robert F. Conger, FCAS, MAAA Principal

71 South Wacker Drive, Suite 2600, Chicago, IL 60606-4637

H2

Exhibit H to the Plan of Conversion

i

Table of Contents

BACKGROUND, PURPOSE AND SCOPE	1
Limitations on Scope	2
DISTRIBUTION AND USE	4
RELIANCES AND LIMITATIONS	5
DESCRIPTION OF THE ALLOCATION FORMULA	6
Determination of Consideration for Each Eligible Member	6
Eligible Members	7
Member Allocation Percentage	8
DISCUSSION	12
Statutory Requirements, Actuarial Standards, and Precedent	12
Allocation Principles	14
Membership Rights and Their Significance to the Allocation Formula	17
Rationale for the Allocation Formula Components and Weights	18
The fixed component	18
The tenure component	19
The premium component	20
Alternative Allocation Formula Components Considered But Not Included	21
OPINION REGARDING THE ALLOCATION OF CONSIDERATION	24

August 17, 2006

H3

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	1

BACKGROUND, PURPOSE AND SCOPE

In connection with the proposed demutualization of EIG Mutual Holding Company (“EIG Mutual Holding”), EIG Mutual Holding proposes to distribute consideration to eligible members, in an aggregate amount equal to not less than the statutory surplus1 of Employers Insurance Company of Nevada (“EICN”), in exchange for the extinguishment of their membership rights in EIG Mutual Holding.

The Tillinghast business of Towers, Perrin, Forster & Crosby, Inc. (“Tillinghast” or “we”) was engaged by Employers Insurance Group, Inc., and EIG Mutual Holding (which we will reference collectively as “EIG”) to:

•

Provide consulting services throughout EIG’s development of the allocation formula. These services include advising and assisting the Board of Directors of EIG Mutual Holding (to which we will refer as “the Board”) in analyzing, evaluating, weighing and sensitivity-testing various potential approaches and formulas for use in the allocation of consideration among eligible members. However, it was not the role of Tillinghast to select the formula to be used: it is the purview of the Board to select the ultimate formula and parameters to be used in the allocation of consideration.

•

Prepare an actuarial opinion (the “Actuary’s Opinion”) as to whether all methodologies and formulas used to allocate consideration among eligible members are reasonable, and the allocation of consideration produced by such methodologies and formulas is fair and equitable to eligible members, from an actuarial perspective. The Actuary’s Opinion is set forth in a separate document that has been provided to the Board as input to the Board’s deliberations on the demutualization, and is summarized at the conclusion of this report. An updated version of the Actuary’s Opinion will be prepared and delivered as of the effective date of the demutualization.

______________

[1]

“Statutory surplus” meaning the surplus of EICN as reported in the statutory financial statements most recently filed prior to the demutualization effective date by EICN with the Nevada Division of Insurance.

August 17, 2006 1

H4

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	2

As part of our engagement, we prepared this report (“Actuary’s Report”) to:

•

Describe, explain and illustrate the formula by which consideration will be allocated among eligible members of EIG Mutual Holding upon the extinguishment of the membership rights of those members if the demutualization goes forward as proposed by EIG Mutual Holding. This formula will be referenced as the “allocation formula” throughout this report. The allocation formula is formally defined in Article X and Article I of the Plan of Conversion (the “Plan of Conversion”) adopted by the Board.[2]

•	Discuss various principles that guided the development of the allocation formula by EIG Mutual Holding, and that guided Tillinghast’s analysis and review regarding the allocation formula.
•	Discuss the components of the allocation formula selected by the Board, and also discuss several factors that were evaluated but ultimately not included in the allocation formula.

Limitations on Scope

Tillinghast has not estimated or evaluated the factors relating to the total amount of consideration to be distributed to eligible members, and Tillinghast is not forecasting the total amount of consideration to be distributed, nor is Tillinghast rendering an opinion as to the appropriateness of any specific amount of consideration.

Eligible members may receive consideration in the form of shares in Converted EIG Mutual Holding and/or in the form of cash. The Plan of Conversion defines the manner in which the form of consideration will be determined for eligible members. The scope of Tillinghast’s engagement does not address the appropriateness of the different forms of consideration to be received by the eligible members of EIG Mutual Holding collectively or individually.

______________

[2]

Throughout this report, we provide various summaries and overview descriptions of various elements and structures of the allocation formula and of the determination of consideration, definitions of specific concepts such as “eligible members” or “premium”, and other references to elements that are detailed in the Plan of Conversion. To increase ease of reading, this report intentionally does not include all the detail of each of these concepts and definitions. The reader must refer to the Plan of Conversion for formal, detailed definitions and procedures. In the event of any discrepancy between the Plan of Conversion and this report, the Plan of Conversion takes precedence over this report

August 17, 2006 2

H5

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	3

The scope of Tillinghast’s engagement does not address the effect of the proposed demutualization on the financial security of EIG Mutual Holding or EICN, or the effect of the proposed demutualization on the interests of the members of EIG Mutual Holding.

August 17, 2006 3

H6

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	4

DISTRIBUTION AND USE

We prepared this Actuary’s Report to assist EIG in explaining the allocation methodology and formula.

The Actuary’s Report is intended for inclusion with several formal documents related to the proposed demutualization:

•	The Plan of Conversion that will be filed with the Nevada Division of Insurance to propose the details of the demutualization of EIG Mutual Holding.
•	The Member Information Statement that will be distributed to members of EIG Mutual Holding.

Tillinghast consultants will be available to testify at a public hearing to be held by the Nevada Division of Insurance regarding the proposed demutualization. At that hearing, Tillinghast consultants will be prepared to present the Actuary’s Report and the Actuary’s Opinion, to discuss the allocation methodology and formula, and to answer questions that may arise in the course of the hearing.

The Actuary’s Report (and/or the Actuary’s Opinion) may be included with materials provided to the U.S. Securities and Exchange Commission in connection with a proposed initial public offering of shares in Converted EIG Mutual Holding.

August 17, 2006     4

H7

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	5

RELIANCES AND LIMITATIONS

In the course of our engagement, Tillinghast relied upon various data and information regarding the business of EIG, and regarding the members of EIG Mutual Holding. Such data and information were provided to Tillinghast by EIG. In all cases, we were provided with the information required. Tillinghast reviewed the data and information for reasonableness and consistency, but relied on EIG as to the completeness and accuracy of the data and information provided to Tillinghast.

Our analysis does not represent a legal review of the Plan of Conversion, but rather reflects the application of actuarial concepts to the requirements set forth in Chapter 693A of the Nevada revised Statutes.

Likewise, our review does not address the overall fairness of the Plan of Conversion, but rather considers specifically whether all methodologies and formulas used to allocate consideration among eligible members are reasonable, and the allocation of consideration produced by such methodologies and formulas is fair and equitable to eligible members, from an actuarial perspective.

August 17, 2006     5

H8

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	6

DESCRIPTION OF THE ALLOCATION FORMULA

This section of the Actuary’s Report describes the allocation formula to be used to determine the amount of consideration allocable to each eligible member of EIG Mutual Holding.

Determination of Consideration for Each Eligible Member

Upon the demutualization of EIG Mutual Holding, and the resulting extinguishment of the rights of eligible members of EIG Mutual Holding, the consideration allocable to each eligible member will be determined in three steps, which may be summarized as follows:

1.

For each eligible member of EIG Mutual Holding, a Member Allocation Percentage will be calculated in accordance with the allocation formula selected by the Board. Summed across all eligible members, the Member Allocation Percentages will total to 100%. The Member Allocation Percentage calculation is described later in this section.

2.

The Member Allocation Percentage will be multiplied by the total number of allocable shares in Converted EIG Mutual Holding, as defined in the Plan of Conversion, and rounded, to determine the number of shares for each eligible member.

3.

For a member that is receiving all of its consideration in the form of shares, the result of the calculation in the preceding step is the number of shares that the member will receive. For a member that is receiving a portion or all of its consideration in the form of cash, the percentage of consideration being received in cash will be multiplied by the total number of shares for that member. The result will be multiplied by the IPO share price to determine the amount of cash to be distributed to that member.[3] The remaining consideration for that member will be in the form of shares in Converted EIG Mutual Holding.

For example, using hypothetical values, if the total number of allocable shares is 50,000,000 and an eligible member has a Member Allocation Percentage of 0.0102%, that member’s consideration is 5100 shares (50,000,000 x (0.0102 / 100)). If that member is receiving

______________

[3]	The Plan of Conversion includes several detailed refinements and exceptions to this calculation to avoid fractional shares and odd lots of shares.

August 17, 2006     6

H9

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	7

ninety percent of its consideration in the form of cash and ten percent in the form of shares, that member will receive 510 shares (5100 x (10/100)) in Converted EIG Mutual Holding and the other 4590 shares will be translated into cash based on the IPO share price (cash = number of shares, multiplied by IPO share price).

The total amount of consideration to eligible members receiving cash will depend on the price per share at which the common stock is sold to the public in the initial public offering. The price per share in the IPO, as well as the total number of allocable shares, will be determined by EIG with guidance from its advisors based on public market supply and demand characteristics, the business and financial outlook of EIG Mutual Holding, current trading multiples of comparable companies, analyses by investment bankers and underwriters, and other factors. Under Nevada statute and the Plan of Conversion, the total amount of consideration to eligible members cannot be less than the statutory surplus of EICN as reported in the statutory financial statements most recently filed by EICN with the Nevada Division of Insurance prior to the effective date of the demutualization, currently projected to be in the first quarter of 2007.

Eligible Members

An eligible member is a Person who is the owner of one or more in force policies with EICN on the date the Plan of Conversion is adopted by the Board, as reflected in the company records, and who therefore has a membership interest in EIG Mutual Holding on that adoption date. The definition of eligible member is dictated by Nevada statute. Only eligible members are entitled to receive an allocation of consideration.

Based on the company records as of April 30, 2006, EICN had approximately 6800 in force policies. The determination of eligible members will be made as of the adoption date of the Plan of Conversion using the company’s records as of that date. The number of EICN policies in force and the number of EIG Mutual Holding members as of the adoption date of the Plan of Conversion will likely differ from the number of policies in force on April 30, 2006.

August 17, 2006     7

H10

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	8

For purposes of calculating the allocation of consideration among the eligible members, EIG will use company records as of September 30, 2006 (the “calculation date”) to perform the calculation, allowing time for premium audits and other similar premium adjustments to be calculated and recorded on the EIG books and thereby included in the calculations.

Member Allocation Percentage

The Member Allocation Percentage has two primary components: the Fixed allocation percentage and the Variable allocation percentage. This section describes the calculation of the Member Allocation Percentage and its components. The rationale for the allocation formula and its components are summarized in the Discussion section of this report.

•

Fixed allocation percentage. 20% of the total consideration will be allocated to the eligible members on a so-called “fixed” basis, meaning that each and every member will be accorded an equal, pro rata share of this portion of the consideration. For example, if there are 7000 eligible members in EIG Mutual Holding as of the adoption date of the Plan of Conversion, then each eligible member’s fixed allocation percentage will be equal to 20% x (1 / 7000), which approximately[4] equals 0.0029%. The actual fixed allocation percentage applicable to each eligible member will be determined following the adoption of the Plan of Conversion, when the actual number of eligible members is known.

•	Variable allocation percentage. 80% of the total consideration will be allocated to the eligible members on a so-called “variable” basis, meaning that different eligible members will receive different proportions of this component, dependent on the longevity of the policyholder relationship with EICN, and the amount of premium for their coverage purchased from EICN.
______________
[4]

As documented in the Plan of Conversion, actual allocation percentages for eligible members will be calculated and rounded to ten decimal places. The examples and illustrations in this report are shown to fewer decimal places for ease of reading.

August 17, 2006     8

H11

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	9

More specifically, the two components of the Variable allocation percentage are as follows:

•

Tenure allocation percentage. 45% of the total consideration will be distributed to the eligible members based on the length of their policyholder relationships with EICN. The length of the policyholder relationship with EICN will be determined as the number of days on which the member has maintained coverage with EICN, counting only days beginning with and including January 1, 2000 (when EICN began operations as a Nevada mutual insurance company) and ending on and including August 17, 2006 when the Board adopted the Plan of Conversion. For example, an eligible member that has been insured continuously by EICN since January 1, 2000 will be credited with 2421 days of coverage for purposes of the allocation formula, and an eligible member that has been insured by EICN only during the period February 17, 2006 through the present will be credited with 182 days of coverage for purposes of the allocation formula. A similar calculation will be performed for each eligible member, and the results summed over all eligible members. For an individual eligible member, the tenure allocation percentage is calculated as 45%, multiplied by the number of days that the member has maintained coverage with EICN, divided by the corresponding number summed over all members. The actual days of coverage for each eligible member, and the total days of coverage for all eligible members combined, will be determined based on EIG’s records on the calculation date.

For example, if TNW Company, a hypothetical eligible member, has maintained coverage with EICN during 1150 of the days between January 1, 2000 and August 17, 2006; and if all eligible members combined have maintained coverage with EICN during a total of 11,500,000 days during this same period, then the Tenure allocation percentage for the TNW Company is (45% x 1150 / (11,500,000)) = 0.0045%.

•

Premium allocation percentage. 35% of the total consideration will be distributed to the eligible members based the amount of premium associated with their policyholder relationships with EICN. The amount of premium associated with the policyholder relationship with EICN will be determined as the net premium for any policy periods or portions of policy periods between January 1, 2001 and August 17, 2006 when the Board

August 17, 2006     9

H12

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	10

adopted the Plan of Conversion. Net premiums are inclusive of any payroll audits that have been completed and invoiced as of the calculation date, and premiums are net of retrospective rating plan adjustments, if any, that have been recorded as of the calculation date. For purposes of the allocation formula, premiums for portions of policy periods will be calculated pro rata based on the number of days a policy was in force that fall within the January 1, 2001 through August 17, 2006 period, as compared with the total number of days that a policy was or will be in force. A similar calculation will be performed for each eligible member, and the results summed over all eligible members. For an individual eligible member, the Premium allocation percentage is calculated as 35%, multiplied by the member’s premium associated with the policyholder relationship with EICN, determined as described above, divided by the corresponding premium amount summed over all members. The premium amount for each eligible member, and the total premium for all eligible members combined, will be determined based on EIG’s records on the calculation date.

For example, if TNW Company, a hypothetical eligible member, has total net premium of $24,000 as described above; and if all eligible members combined have total net premium of $300 million as described above, then the Premium allocation percentage for the TNW Company is ( 35% x $24,000 / ($300,000,000) ) = 0.0028%.

The Variable allocation percentage is the sum of the Tenure allocation percentage and the Premium allocation percentage. For the hypothetical TNW Company, assuming the illustrative values from above, the Variable allocation percentage is 0.0045% plus 0.0028% = 0.0073%.

The Member Allocation Percentage is the sum of the Fixed allocation percentage and the Variable allocation percentage. For the hypothetical TNW Company, assuming the illustrative values from above, the Member Allocation Percentage is approximately 0.0029% plus 0.0073% = 0.0102%.

Continuing this hypothetical example, if the total number of allocable shares is 50,000,000 then TNW Company’s member’s consideration is 5100 shares (50,000,000 x (0.0102 / 100)),

August 17, 2006     10

H13

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	11

which may be distributed as shares, cash, or a mixture of shares and cash as provided in the Plan of Conversion.

In mathematical form, the Member Allocation Percentage may be expressed as follows:

Member Allocation Percentage member i =

	20%	x	1 / N
plus
	45%	x	tenure member i

N
∑ tenure member k
k=1
plus
	35%	x	premium member i

N
∑ premium member k
k=1

where

N is the total number of eligible members; and

Tenure and Premium are explained above, and are defined fully in the Plan of Conversion.

August 17, 2006     11

H14

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	12

DISCUSSION

This section of our report discusses various factors that the Board took into account in the development and selection of the allocation formula, and various factors that we considered in our review of the allocation formula. The factors discussed here are among the factors that we believe were important in the deliberations, but this is not an exhaustive list of every factor or every important factor in the Board’s deliberations or in our review.

Statutory Requirements, Actuarial Standards, and Precedent

Nevada statutes and EIG By-Laws do not specify the manner in which consideration is to be allocated to eligible members upon the extinguishment of membership rights in the event of demutualization.

The statute requires that EIG certify that the plan of conversion, as a whole, is fair and equitable to the eligible members; and the statute requires an opinion from a qualified actuary attesting that all methodologies and formulas used to allocate the consideration amount among eligible members are reasonable. These requirements have been fulfilled. The Commissioner of Insurance shall not approve the application (for conversion) unless the Commissioner finds that the plan of conversion is fair and equitable to the policyholders.

There is no actuarial standard of practice in the United States that addresses the allocation of consideration in property/casualty insurance company demutualizations. There is an actuarial standard of practice that provides guidance concerning the allocation of policyholder consideration in mutual life insurance company demutualizations, but this guidance does not directly apply to property/casualty insurance companies and is of limited usefulness in evaluating the allocation of consideration in property/casualty insurance company demutualizations, because the characteristics of life insurance companies and the dynamics of life insurance products and policyholder relationships are markedly different than for property/casualty insurance generally or workers compensation specifically. We did refer to the actuarial standard applicable to life insurance company demutualizations as one point of reference as we evaluated the allocation formula for EIG Mutual Holding.

August 17, 2006     12

H15

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	13

We also reviewed the allocation formulas used in prior demutualizations as we evaluated the allocation formula for EIG Mutual Holding. We reviewed life insurance company, property/casualty insurance company, and other financial institution demutualizations both in the United States and in other countries. The size and nature of the insurance companies and policyholders in prior demutualizations have varied widely; the allocation formulas used in these prior demutualizations also have varied widely. We did find some generally consistent characteristics in the allocation formulas used in many of the life insurance company demutualizations, particularly in the U.S., where the aforementioned actuarial standard applies. However, many of the characteristics of the life insurance company allocation formulas are not directly applicable to property/casualty insurance. While the allocation formulas used in prior demutualizatio ns are not directly relevant to the EIG Mutual Holding demutualization because the characteristics of the insurance companies, products, and policyholders are different, we did refer to the allocation formulas in prior demutualizations as a set of reference points as we evaluated the allocation formula for EIG Mutual Holding.

The concept of fixed and variable components in the allocation formula is found in the actuarial standard applicable to U.S. life insurance company demutualizations, and in many of the prior demutualizations of companies as large as or larger than EIG, both within the U.S. and abroad. The concept of fixed and variable components has been used in both life and property/casualty demutualizations. The articulated rationale for the fixed component in these reference points are most typically related to the fact that certain membership rights – most notably member voting rights – are uniform across all eligible members, i.e., one vote per member regardless of other member characteristics such as length of relationship or insurance coverage amount or premium amount. The By-Laws of EIG Mutual Holding provide that each eligible member has one vote, regardless of the number of policies owned or policy size. Another reason sometimes offered for the inclusion of a fixed component is that a portion of the market value of a company may be attributable to prior generations of policyholders rather than to current members, and thus no current member has a greater entitlement to that portion of the market value than any other current member (i.e., it should be allocated evenly across the eligible members). In the precedents we examined, the fixed component most typically received a weight in the range of 10% to 25% in the allocation

August 17, 2006     13

H16

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	14

formula for large demutualizations, although a number of smaller company demutualizations included no fixed component, and one large property/casualty demutualization used a weight of 50% for the fixed component.

Large life insurance company demutualizations in the United States typically have used a measure (known as “contribution-to-surplus”) of the economic value generated for the company by different cohorts of policyholders as a significant basis for allocating the variable portion of the consideration. The contribution-to-surplus measure used in life insurance company demutualizations has been characterized as having conceptual and theoretical merit for use in such cases, but also as being overly complex and very difficult for members to understand. We examined the contribution-to-surplus measures used in life insurance company demutualizations, and concluded that they would not be appropriate for use in the case of EIG Mutual Holding due to significant differences in the nature and dynamics of the business, the products, and the policyholder relationships. In particular, the more rapid turnover of property/casualty business, the pricing of the workers compensation business on an annual basis, and the random nature of workers compensation claims make the contribution-to-surplus measures used in life insurance company demutualizations less relevant or appropriate in the present case.

Allocation Principles

In the absence of specific direction from the statute or By-Laws, and in the absence of actuarial standards or consistent precedent to define the manner in which the allocation formula is be designed, EIG, with guidance from Tillinghast, adopted a set of Allocation Principles. The Board then used these Allocation Principles to guide the determination of the allocation formula; and Tillinghast used the Allocation Principles as a basis for our evaluation of whether the allocation formula is fair and equitable to eligible members, and reasonable, from an actuarial perspective.

August 17, 2006     14

H17

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	15

The Allocation Principles are as follows. We have added commentary to the Principles to assist the reader in understanding them.

1.	The allocation to eligible members must comply with the relevant statutes and with applicable By-Laws.

Commentary: This principle is self-explanatory.

2.	The allocation approach should be fair in regard to the membership rights that are being extinguished in the demutualization.

Commentary: A subsequent subsection of this report enumerates the membership rights of a member in EIG Mutual Holding, and discusses the implications of those membership rights as regards the allocation formula.

3.	The allocation approach should lead to an equitable allocation of value among eligible members.

Commentary: The allocation of value is a zero-sum game: if a larger percentage of consideration is allocated to one group of members, a commensurate reduction must be made to other members’ allocations. This principle addresses equity among members, e.g., does the amount allocated to member A appear reasonable in relation to member B’s allocation, given the specifics of the two members and their policies? Does the relative amount allocated to a group of members appear reasonable in relation to the characteristics of their policyholder relationships with the company?

4.	The allocation approach should consider how much current members have contributed to the current value of the Company, to the extent reasonable, practical, and quantifiable.

Commentary: The contribution of each member to the Company surplus may be related to the profitability of the member’s business with the Company, the size (premium volume) of the policy, and the tenure of the member (number of years as a customer). The extent that a portion of the Company’s value is attributable to policyholders other than current eligible members may impact the decision as to the

August 17, 2006     15

H18

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	16

size of the fixed component in the allocation formula, as well as other elements of the formula. Practicality should be a consideration in the the application of this principle.

5.	The allocation of value should recognize the unique nature of property/casualty business.

Commentary: The nature of the property/casualty business, and the nature of property/casualty insurance contracts and claims are significantly different from life insurance. Therefore, allocation formulas that have been developed for life insurance company demutualizations are not directly applicable to property/casualty demutualizations. Property/casualty contracts typically are written on a one-year basis and are subject to non-renewal or re-pricing each year; property/casualty policyholders display significant year-to-year mobility in selecting their insurance companies; and property/casualty contracts may produce claims that vary widely in number and cost from one policyholder to the next, and from one year to the next, at least in part the result of random events not entirely controllable or predictable.

6.	The allocation of value should recognize the specific characteristics of the Company.

Commentary: Relevant characteristics may include the type of product (workers compensation) written by the company, the duration and turnover rate of policyholder relationships, the mix of policyholders by size or other characteristics, the volume and profitability of the company’s business over time, and the historical creation or dissolution of corporate entities.

7.	The allocation formula should be simple, practical to implement and relatively easy to explain; and should be capable of being understood by a lay audience to be fair and equitable.

Commentary: This principle is largely self-explanatory. The practicality element indicates that the data that are required to implement a particular formula exist, be complete and accurate, and be administratively feasible to utilize. This principle also directs that theoretical formula characteristics be balanced by the ability of members

August 17, 2006     16

H19

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	17

to understand the formula to be fair and equitable. For example, allocation approaches that allocate more to long-term policyholders than to short-term policyholders, and that allocate more to those policyholders who have paid large premiums, can be understood as being fair and equitable.

These Allocation Principles do not define a specific formula that must be used in the allocation of consideration, but provide a framework for designing and evaluating an allocation formula. It is likely that many alternative allocation formulas could satisfy these Principles.

Membership Rights and Their Significance to the Allocation Formula

Nevada statutes require that the Plan of Conversion provide for the distribution of consideration to the eligible members upon the extinguishment of their membership interests in the converting mutual. Per the Amended and Restated Plan of Reorganization of EICN (adopted in 2004) and the Articles of Incorporation and By-Laws of EIG Mutual Holding, such membership interests consist of:

•	The right to elect directors
•	The right to vote on an amendment to the articles of incorporation
•	The right to vote on a plan of conversion to a stock company
•	The right to vote on such matters as may come before the members at an annual meeting or at a special meeting of members
•	The right to receive distributions of the remaining surplus, if any, in the event of the ultimate dissolution or liquidation
•

Subject to eligibility requirements of Nevada statute, the right to receive consideration, not less than the surplus of the converting mutual, in exchange for the extinguishment of membership interests as a result of conversion to a stock company

These membership rights have two distinct aspects: voting, and receiving financial distributions/consideration. Voting rights are established on a per member basis, with a

August 17, 2006     17

H20

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	18

small or recent policyholder having the same vote as a large and/or long-standing policyholder. The By-Laws of EIG Mutual Holding provide that each eligible member has one vote, regardless of the number of policies owned or policy size. In light of the nature of these membership rights, we believe that it is appropriate that material weight be assigned to the fixed component of the allocation formula, as it has in other large insurance company demutualizations. The membership rights also make members eligible to receive financial distributions or consideration, in certain situations. We therefore believe it is appropriate that a material portion of the allocation formula include recognition of policyholder characteristics that reflect some measure of the value of a policyholder relationship to EIG. However, as noted earlier, we do not believe the specific contribution-to-surplus approach used in large U.S. life insurance company demutualizations to measure value generation is an appropriate or useful measure in the case of EIG.

Rationale for the Allocation Formula Components and Weights

As described earlier, the allocation formula incorporates several components: fixed, tenure-based, and premium-based.

The fixed component

The inclusion of a fixed component is consistent with many prior demutualizations of large insurance companies. As noted above, the inclusion of a fixed component gives recognition to the fact that various membership rights being extinguished in the demutualization (specifically, voting rights) are established on a per member basis, and do not vary according to the tenure, premium volume, or other characteristics of the member’s policy. The inclusion of a fixed component also is warranted by the fact that a portion of the market value of EICN was not generated by the current eligible members, and thus for at least a portion of the market value there is no particular basis for allocating proportionately more consideration to one category of eligible members in preference to another category.

EIG has assigned a weight of 20% to the fixed component of the allocation formula. This weight is in the range of weights assigned to fixed components in other large insurance company demutualizations, where the fixed weight has typically been in the range of 10% to

August 17, 2006     18

H21

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	19

25%. The assignment of a material weight to the fixed component recognizes that voting rights in the mutual company are established on a per member basis. The fact that a portion of the market value of EICN was not generated by the current eligible members also supports assigning a material weight to this component. In addition, the assignment of a material weight to the fixed component is a practical way to ensure that no eligible member receives an insignificant amount of consideration.

The tenure component

The inclusion of a tenure-based component recognizes that long-term policyholders have helped make EICN a viable entity by composing a critical mass of business for the company; by reducing the expenses required to replace lost business; and by creating a relatively stable base of exposures and claims that has helped make EICN’s business economics more predictable. A longer policyholder relationship is more desirable than a short one for other reasons as well: more years over which the insurance company has had an opportunity to earn and retain a profit from the relationship; an opportunity for good and bad years to average out; and amortization of the initial expenses of obtaining new business. A longer policyholder relationship may also be indicative of other favorable factors: it may reflect that the employer is operating a more stable business, which can be associated with more predictable claims experience; and it may indicate that the EICN-policyholder relationship is constructed on more solid footing than one in which the policyholder changes insurers every time it finds a slight price advantage.

As specifically defined in the Plan of Conversion, the tenure-based component will count periods of the eligible member’s coverage with EICN at any time during the period January 1, 2000 through August 17, 2006. This reflects the entire period since the company has been organized as a Nevada mutual insurance company (and subsequently as part of the EIG Mutual Holding structure) and doing business as EICN. Through the inclusion of this entire period, a member that has been insured continuously with EICN will receive a significantly larger allocation of consideration than a member who has been insured with EICN only during 2006, for example. This is a characteristic of the allocation formula that is reflecting the value of long-term policyholder, as intended by the Board.

August 17, 2006     19

H22

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	20

In some cases policyholders have remained insured with EICN throughout the years; in other cases, policyholders have returned to EICN after sampling the offerings of other competitors. A policyholder that has remained with EICN continuously since January 1, 2000 will receive a greater allocation from the tenure-based element of the allocation formula than a policyholder with interruptions in its relationship with EICN, but for each policyholder all periods of coverage with EICN since January 1, 2000 will be recognized in the tenure-based component of the formula.

The Board has assigned a weight of 45% to the tenure-based component of the allocation formula. This weight reflects the importance and value that the Board assigns to long-term stable client relationships, and the economic value that such long-term relationships bring to EIG. The tenure-based measure does not distinguish between large and small policyholders, and the weight assigned to this component reflects the Board’s intent that the allocation formula be fair and equitable among all eligible members, including small policyholders.

The premium component

The inclusion of a premium-based component in the allocation formula recognizes that the potential for making and retaining profits on a larger account is proportionately greater than on small accounts. Profit loadings tend to be incorporated as a percentage of premium. Larger accounts also provide more predictable claims experience, and offer greater opportunities for loss control and return-to-work programs. A counterbalancing factor, and a reason not to overweight the premium size component, is that the competitive market tends to be more vigorous for larger policyholders, which can reduce the profit margins on these accounts. The inclusion of a premium size component also recognizes that the critical mass of business to make EICN viable is related to the size of the individual policyholders: a policyholder with $10,000 of premium creates ten times as much critical mass as a policyholder with $1000 of premium.

The Board selected a multi-year measure of a policyholder’s premium in the allocation formula. The use of a multi-year measure of premium is a better long-term measure of the policyholder size, and also recognizes that a policyholder that has paid a premium amount every year has generated more value for EICN than a policyholder of similar size but who

August 17, 2006     20

H23

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	21

has only been a policyholder for a single year. The use of a multi-year measure of premium also reinforces the tenure measure, which by itself does not allocate a large amount of consideration relative to the size of a large policyholder’s premium. The use of a multi-year measure of premium also helps ensure that the amount of consideration paid to a member is reasonable relative to the total premium that the member has paid to EICN over the years.

The multi-year measure used for premiums includes premium information back as far as January 1, 2001. The selection of this starting date, which differs from the tenure measure, reflects the Board’s appropriate attention to the practical requirement that the data used in the allocation calculations must be complete, accurate and consistent. Due to changes in the uses and applications of rating plans; as well as the manner in which older historical data was captured and recorded, EIG appropriately concluded not to include premium prior to January 1, 2001 in the allocation formula.

The Board has assigned a weight of 35% to the premium-based component of the allocation formula. This weight reflects the company’s intent that the allocation of consideration be fair and equitable among eligible members of all sizes, by assuring that large policyholders are receiving significant amounts of consideration. This weight results in policies of all sizes receiving consideration that is a significant percentage of the total premium that the individual policyholders have paid to EICN.

Alternative Allocation Formula Components Considered But Not Included

Many potential formula components and specific measures were considered carefully by the Board for possible inclusion in the allocation formula, and it would not be practical or useful to discuss all of them in this report.

Two elements that received considerable discussion, but ultimately were not included in the allocation formula, were: a specific measure of policyholder profitability; and tenure as a policyholder with EICN’s predecessor organization, prior to January 1, 2000.

•	Specific measure of policyholder profitability. Policyholder tenure and premium size are indirect measures of policyholder profitability: all other factors being equal, long-term

August 17, 2006     21

H24

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	22

policyholders tend to generate more value than short-term policies for a property/casualty insurance company, and policies with large premium amounts hold the potential to generate more dollars of profit than do policies with small premium amounts. These indirect measures are included in the allocation formula. We also examined using various direct measures of policyholder profitability, for example taking into account individual policyholder claims experience, the inherent volatility and predictability of claim frequency and claim amount, the expenses of servicing different policy sizes, the pricing structures that have been used at EIG, and possibly other factors.

The Board gave these measures careful consideration, but ultimately decided that the conceptual and practical difficulties associated with measuring policyholder profitability outweighed the theoretical appeal of including such measures. Some of the factors considered in this decision included: that recent years of business have not been profitable for EICN in aggregate; the inherently random and uncontrollable nature of many workers compensation claims, both as to the frequency and the severity of the claims, particularly as regards small policyholders; a desire to avoid penalizing employers that have reported workplace injuries in accordance with statute, or rewarding employers that have not; the difficulty of measuring profitability on a workers compensation policy, for example due to the need to reflect the cost of future medical care and future wage replacement to existing claimants, and due to the potential over-influence of individual large claims; and, finally, the challenges of keeping the profitability measure simple, practical, and understandable.

In our view, these factors would have precluded according any large weight to a profitability measure in any case, and the decision to accord no weight to a profitability measure, following careful review of the issues, is in our opinion, reasonable and appropriate.

•

Tenure prior to January 1, 2000. EICN has been operating as a Nevada mutual insurance company and/or as part of a mutual holding company structure since January 1, 2000. Its predecessor entity, the State Industrial Insurance System (or SIIS) , was an agency of the state of Nevada. In light of the fact that longstanding policyholder relationships can be

August 17, 2006     22

H25

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	23

valuable to a property/casualty insurance company, the Board decided to credit an eligible member’s policyholder relationship as far back as January 1, 2000 in the allocation formula. For the same reason, the Board carefully considered whether to include in the allocation formula further credit for an eligible member’s relationship that extended back prior to January 1, 2000.

Ultimately, the Board decided not to include further credit for relationships that extended back prior to January 1, 2000. One of the major factors in this decision was the fundamental change in corporate structure and nature of the organization brought upon by the January 1, 2000 discontinuation of the SIIS and creation of EICN. This decision also reflected the significant changes in the marketplace that have occurred since then (particularly the emergence of a competitive market), such that the current EICN policyholders that were insured by SIIS represent a very small fraction of the business that was transacted by that predecessor organization. Another main consideration behind the decision was the practical difficulty in assembling complete, consistent and accurate policyholder records further back in time. Following careful consideration of these (and possibly other) factors, the Board decided to include only coverage periods subsequent to January 1, 2000 in the relevant components of the allocation formula. At the same time, the Board also specifically considered the importance of long-standing policyholder relationships in according the tenure measure the largest weight in the allocation formula.

In our opinion, the Board’s decisions to give significant weight to the tenure component, but to include only coverage periods January 1, 2000 and subsequent, are reasonable.

August 17, 2006     23

H26

Exhibit H to the Plan of Conversion

EIG Mutual Holding Company – Actuary’s Report on Allocation Methodology	24

OPINION REGARDING THE ALLOCATION OF CONSIDERATION

We have separately prepared and delivered to the Board the Actuary’s Opinion, as required by statute, that all methodologies and formulas used to allocate consideration among eligible members are reasonable, and the allocation of consideration produced by such methodologies and formulas is fair and equitable to eligible members, from an actuarial perspective.

More specifically, the Actuary’s Opinion concludes that the inclusion of fixed and variable components, the use of premium size and longevity as the bases for allocating the variable component, the weights assigned to each of the components, the specific manner in which each component is measured, and the results of all of these formula components constitute an allocation of consideration among EIG Mutual Holding members that is fair and equitable to eligible members, and reasonable, from an actuarial perspective. This conclusion was reached, in part, by evaluating the allocation approach and formula against the allocation principles that are set forth and discussed elsewhere in this report.

August 17, 2006     24

H27

Exhibit I to the Plan of Conversion

EMPLOYERS HOLDINGS, INC.

EQUITY AND INCENTIVE PLAN

I1

Exhibit I to the Plan of Conversion

EMPLOYERS HOLDINGS, INC.

EQUITY AND INCENTIVE PLAN

1. Purpose; Types of Awards; Construction.

The purpose of the EMPLOYERS HOLDINGS, INC. Equity and Incentive Plan (the “Plan”) is to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, non-employee directors, consultants, and independent contractors of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant, in the sole discretion of the Committee, of options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units, stock- or cash-based performance awards, and other stock-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements. Notwithstanding any provision of the Plan, to the extent that any Awards would be subject to Section 409A of the Code, this Plan and Awards shall be interpreted in a manner consistent with Section 409A of the Code and any regulations or guidance promulgated thereunder.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit , Performance Awards, or Other Stock-Based Award granted under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, unless otherwise specified in the Award Agreement, that the Grantee has (a) willfully and continually failed to substantially perform, or been willfully grossly negligent in the discharge of, his or her duties to the Company or any of its subsidiaries (in any case, other than by reason of a disability, physical or mental illness); (b) committed or engaged in an act of theft, embezzlement or fraud, or (c) been convicted of or plead guilty or nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element. No act or failure to act on the part of the Eligible Employee shall be deemed “willful” unless done,

I2

Exhibit I to the Plan of Conversion

or omitted to be done, by the Eligible Employee not in good faith or without reasonable belief that the Eligible Employee’s act or failure to act was in the best interests of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

(e) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below and excluding any Person who becomes such a Beneficial Owner solely by reason of the repurchase of shares by the Company; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the

I3

Exhibit I to the Plan of Conversion

voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (1) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (2) a “Change in Control” shall not occur for purposes of the Plan as result of the Initial Public Offering or any transactions or events contemplated by such Initial Public Offering or any secondary offering of Company common stock to the general public through a registration statement filed with the Securities and Exchange Commission.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” shall mean the Compensation Committee of the Board, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3, and an “independent” director within the meaning of the listing requirements of the New York Stock Exchange or any other national securities exchange on which the Stock is principally traded.

(h) “Company” means Employers Holdings, Inc., a corporation organized under the laws of the State of Nevada, or any successor corporation.

(i) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(k) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-

I4

Exhibit I to the Plan of Conversion

the-counter market, such value as the Committee, in its sole discretion, shall determine. Awards granted in connection with the Initial Public Offering shall have a fair market value equal to the offering price.

(l) “Grantee” means an officer, employee, non-employee director, consultant, or independent contractor of the Company or any Subsidiary of the Company or any Subsidiary of the Company that has been granted an Award under the Plan.

(m) “Harmful Conduct” means, unless otherwise specified in the Award Agreement, (i) a breach in any material respect of an agreement to not reveal confidential information regarding the business operations of the Company or any Affiliate or an agreement to refrain from solicitation of the customers, suppliers or employees of the Company or any Affiliate, or (ii) a violation of any of the restrictive covenants contained in the Grantee’s employment, severance or other agreement with the Company, or any of its Affiliates.

(n) “Initial Public Offering” means the initial public offering of the shares of Stock of the Company.

(o) “Initial Share Pool” shall have the meaning set forth in Section 5 of the Plan.

(p) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(q) “NQSO” means any Option that is not designated as an ISO.

(r) “Option” means a right, granted to a Grantee under Section 6(b)(i) of the Plan, to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(s) “Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(b)(vi) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock.

(t) “Performance Award” means a right or other interest granted to a Grantee under Section 6(b)(v) of the Plan that may be payable in cash or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and which is awarded upon the attainment of Performance Goals.

(u) “Performance Goals” means performance goals pre-established by the Committee in its sole discretion, based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles): revenue growth, premium growth, policy growth, earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation

I5

Exhibit I to the Plan of Conversion

and amortization), operating income, pre- or after-tax income, cash flow (before or after dividends), earnings per share, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets, economic value added (or an equivalent metric), combined ratio, loss ratio, expense ratio, market share or penetration, business expansion, share price performance, total shareholder return, improvement in or attainment of expense levels or expense ratios, employee and/or agent satisfaction, customer satisfaction, customer retention, rating agency ratings, and any combination of, or a specified increase in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of performance by the Company, or a business unit, division, Subsidiary, or business segment of the Company. In addition, the performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee in its sole discretion may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria, including without limitation, performance goals based on the Grantee’s individual performance. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. Measurement of performance relative to Performance Goals shall exclude the impact of losses or charges in connection with restructurings or discontinued operations. In addition, the Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

(v) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(w) “Plan” means this Employers Holdings, Inc. Equity and Incentive Plan, as amended from time to time.

(x) “Repricing” shall have the meaning set forth in Section 3 of the Plan.

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Exhibit I to the Plan of Conversion

(y) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) of the Plan that may be subject to certain restrictions and to a risk of forfeiture.

(z) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) of the Plan to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(aa) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(bb) “Stock” means shares of the common stock, par value $.01 per share, of the Company.

(cc) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii) of the Plan, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee) “Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3. Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or

I7

Exhibit I to the Plan of Conversion

advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority without first obtaining the approval of the Company’s stockholders to reprice (or cancel and regrant) any Option or SAR or, if applicable, other Award at a lower exercise, base or purchase price, to cancel any Option or SAR in exchange for cash or another Award if such cancellation has the same effect as lowering the exercise, base or purchase price of such Option or SAR, or to take any other action with respect to an Award that would be treated as a repricing under the rules and regulations of the principal securities market on which the Stock is traded (any such actions, a “Repricing”).

All determinations of the Committee shall be made by a majority of its members either present in person or participating via video conference or other electronic means, at a meeting, or by written consent. The Committee may delegate to one or more of its members or to one or more executive officers or other agents such administrative duties as it may deem advisable (including the authority to grant Awards to non-officers), and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder. Notwithstanding anything to the contrary continued herein, prior to the consummation of the Initial Public Offering, all Committee action may be taken by the Board.

4. Eligibility.

Awards may be granted to officers, employees, non-employee directors, consultants, or independent contractors of the Company or its Subsidiaries. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock Subject to the Plan.

(a) The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be [INSERT NUMBER THAT IS 3% OF OUTSTANDING POST-IPO SHARES] shares of Stock (all of which may be granted as ISOs), subject to adjustment as provided herein (“Initial Share Pool”). Subject to adjustment as provided herein, no more than one-third (1/3rd) of the Initial Share Pool may be awarded under the Plan in the aggregate in respect of Awards other than Options and SARs. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged,

I8

Exhibit I to the Plan of Conversion

surrendered, or if an Award terminates or expires without a distribution of shares to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the applicable number of shares of Stock with respect to such Award (determined in a manner consistent with the immediately preceding sentence) shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any Awards such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Substitute Awards shall not reduce the shares of Stock reserved for the grant of Awards under the Plan or authorized for Awards granted to an individual.

(b) Subject to adjustment as provided herein, no more than 600,000 shares of Stock may be made subject to Awards of Options and SARs granted to an individual in any consecutive thirty-six month period and no more than 300,000 shares of Stock may be made subject to Awards other than Awards of Options and SARs granted to an individual in any consecutive thirty-six month period. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

(c) Shares of Stock may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(d) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the maximum number and kind of shares of Stock or other property (including cash) that may be issued hereunder in connection with Awards, (ii) the maximum number of shares of Stock that may be made subject to Awards to any individual, (iii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iv) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (v) the Performance Goals applicable to outstanding Awards.

6. Specific Terms of Awards.

(a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such

I9

Exhibit I to the Plan of Conversion

forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Types of Awards. The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon the achievement of Performance Goals. Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, except for outstanding awards assumed, converted or replaced in connection with a corporate transaction, in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, through a “broker cashless exercise” procedure approved by the Committee, a combination of the above, or any other method approved the Committee, in any case in an amount having a combined value equal to such exercise price.

(C) Term and Exercisability of Options. Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed seven years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that (i) subject to clause (ii) below, no Option granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest prior to the

I10

Exhibit I to the Plan Conversion

first anniversary of the date on which the Option is granted (or six months in the case of Options granted following the Initial Public Offering but prior to the first anniversary of the Initial Public Offering) and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares of Stock acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(A) In General. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may be made in cash, Stock, property, or a combination of the foregoing, as specified in the Award Agreement or determined in the sole discretion of the Committee.

(B) Term and Exercisability of SARs. Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an SAR shall be considered the day on which such SAR is granted. SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that (i) subject to clause (ii) below, no SAR granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest prior to the first anniversary of the date on which the SAR is granted and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(C) Payment. An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of

I11

Exhibit I to the Plan Conversion

(1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR). A SAR may be exercised by giving written notice of such exercise to the Committee or its designated agent.

(iii) Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(A) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Notwithstanding the above, (i) subject to clauses (ii) and (iii) below, no award of Restricted Stock granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest at a rate that is more rapid than one-third of the total shares subject to such award on each of the first three anniversaries of the date of grant, (ii) awards of Restricted Stock made in connection with an employee’s commencement of employment with the Company or its Subsidiaries to replace equity awards forfeited by such employee, awards of Restricted Stock made as a form of payment of earned incentive compensation, and awards of Restricted Stock that vest, in whole or in part, upon the attainment of Performance Goals shall not vest prior to the first anniversary of the date on which such award is granted, and (iii) the Committee shall have the authority to accelerate the exercisability of any outstanding award of Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions,

I12

Exhibit I to the Plan Conversion

and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(C) Dividends. Except to the extent restricted under the applicable Award Agreement, dividends paid on Restricted Stock shall be paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A) Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. Notwithstanding the above, (i) subject to clauses (ii) and (iii) below, no award of Restricted Stock Units granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest at a rate that is more rapid than one-third of the total shares subject to such award on each of the first three anniversaries of the date of grant, (ii) awards of Restricted Stock Units made in connection with an employee’s commencement of employment with the Company or its Subsidiaries to replace equity awards forfeited by such employee, awards of Restricted Stock Units made as a form of payment of earned incentive compensation, and awards of Restricted Stock that vest, in whole or in part, upon the attainment of Performance Goals shall not vest prior to the first anniversary of the date on which such award is granted, and (iii) the Committee shall have the authority to accelerate the exercisability of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(B) Delivery of Shares. Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

I13

Exhibit I to the Plan Conversion

(C) Dividend Equivalents. Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

(D) Deferrals. The Committee may require or permit Grantees to elect to defer the delivery of shares of Stock that would otherwise be due by virtue of the vesting of the Restricted Stock Units under such rules and procedures as the Committee shall establish; provided, however, to the extent that such deferral is subject to Section 409A of the Code, the rules and procedures established by the Committee shall comply with Section 409A of the Code.

(E) Director Grants. On the date that is six months following the Initial Public Offering, each member of the Board shall receive an Award of Restricted Stock Units equal to $50,000 divided by the Fair Market Value of the shares of Stock (the “Initial Grant”) and shall vest on the date of the first annual meeting of the shareholders of the Company following January 1, 2008. At each annual meeting of the shareholders of the Company following the first anniversary of the Initial Public Offering, each member of the Board as of such meeting shall receive an additional Award of Restricted Stock Units equal to such dollar amount as the Committee shall determine divided by the Fair Market Value of the shares of Stock on the date of such meeting (the “Annual Director Grants”). Except as otherwise set forth in the Award Agreement, the Annual Director Grants shall vest quarterly over the first year following their date of grant and shall be settled in shares of Stock six months following the Grantee’s termination of service as a member of the Board.

(v) Performance Awards. The Committee is authorized to grant Performance Awards to Grantees, which may be denominated in cash or shares of Stock and payable either in shares of Stock, in cash, or in a combination of both. Such Performance Awards shall be granted with value and payment contingent upon the achievement of Performance Goals and such goals shall relate to periods of performance of not less than one

I14

Exhibit I to the Plan Conversion

calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum amount that any Grantee may receive with respect to cash-based Performance Awards pursuant to this Section 6(b)(v) whether payable in cash or in shares of Stock in respect of any performance period is $2,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Performance-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(vi) Other Stock-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter (including, in the discretion of the Committee, the right to receive dividend equivalent payments with respect to Stock subject to the Award).

(c) Termination of Service. Except as otherwise set forth in the Award Agreement, (1) upon the Grantee’s termination of service with the Company or any of its Subsidiaries, the Grantee shall have 90 days following the date of such termination of service to exercise any portion of an Option or SAR that the Grantee could have exercised on the date of such termination of service; provided, however, that such exercise must be accomplished prior to the expiration of the Award term; (2) if the Grantee ‘s termination of service is due to total and permanent disability (as defined in any agreement between the Grantee and the Company or, if no such agreement is in effect, as determined by the Committee in its good faith discretion) or death, the Grantee, or the representative of the estate of the Grantee, as the case may be, may exercise any portion of the Option or SAR which the Grantee could have exercised on the date of such termination for a period of one year thereafter, regardless of the otherwise scheduled expiration of the Award term; and (3) in the event of a termination of the Grantee’s service with the Company or any of its Subsidiaries for Cause, the unexercised portion of the Option or SAR shall terminate immediately and the Grantee shall have no right thereafter to exercise any part of the Award.

(d) Forfeiture/ Repayment of Awards. In addition to the forfeiture of Awards as provided in Section 6(c), if the Grantee engages in Harmful Conduct, prior to or following termination of employment, the Grantee shall forfeit any then outstanding Award, and shall return to the Company, without consideration, any shares of Stock owned by the Grantee that were previously subject to an Award and any cash amounts previously paid to a Grantee in respect of an Award. To the extent the

I15

Exhibit I to the Plan Conversion

shares of Stock subject to this Section 6(d) have been previously sold or otherwise disposed of by the Grantee during the twelve-month period preceding the Grantee engaging in Harmful Conduct, the Grantee shall repay to the Company the aggregate Fair Market Value of such shares of Stock on the date of such sale or disposition, less any amounts paid for such shares. In addition, to the extent set forth in the Award Agreement, if the Company is required to restate its financial statements, the Company may require that a Grantee repay to the Company the aggregate Fair Market Value of any Award (regardless of whether such Award was payable in shares of Stock or cash) that vested upon the attainment of Performance Goals to the extent such Performance Goals would not have been achieved had such restatement not been required.

7. Change in Control Provisions.

Unless otherwise determined in an Award Agreement, in the event of a Change of Control:

(a) With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event of a termination of a Grantee’s employment without cause during the 24-month period following such Change in Control (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved

(b) With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, upon the occurrence of a Change in Control (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

(c) For purposes of this Section 7, an Award shall be considered assumed or substituted for if, following the Change in Control, such Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that the Award confers the right to purchase or receive, for each share subject to the Option, SAR, award of Restricted Stock, award of Restricted Stock Units, Performance Award, or Other Stock-Based Award the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of shares of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the greatest number of holders of the outstanding shares).

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control in which the consideration paid to the holders of shares of Stock is solely cash, the Committee may, in its discretion, provide that each Award shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per share of Stock in the

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Exhibit I to the Plan Conversion

Change in Control over the exercise or purchase price (if any) per share of Stock subject to the Award multiplied by (ii) the number of Shares granted under the Option or SAR.

8. General Provisions.

(a) Nontransferability. Unless otherwise determined by the Committee, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or independent contractor relationship.

(c) Taxes. The Company or any Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, such withholding and other taxes shall be satisfied with shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(d) Stockholder Approval; Amendment and Termination.

(i) The Plan shall take effect upon its adoption by the Board.

(ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that results in a Repricing and an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any

I17

Exhibit I to the Plan Conversion

of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the date of the Plan’s adoption by the Board. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date of the issuance of a Stock certificate to him for such shares or the issuance of shares to him in book-entry form.

(g) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(h) No Fractional Shares. No fractional shares of Stock shall be required to be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing,

I18

Exhibit I to the Plan Conversion

registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(j) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Nevada without giving effect to the conflict of laws principles thereof.

(k) Foreign Employees. Awards may be granted to employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.

I19

Exhibit J to the Plan of Conversion

Closed Block Plan of Operation

PREAMBLE. Pursuant to the requirements of NRS 693A.440(2)(g), a Closed Block1 shall be established at the Effective Time of the Conversion for the preservation of the reasonable dividend expectations of Eligible Members and other Policyholders holding Policies entitling the Policyholder to distributions from the surplus of EICN in accordance with the terms of the dividend plans or programs with respect to such Policies.

1.1 Closed Block Policies. The Closed Block shall be created for the benefit of (1) all Policies issued by EICN that are In Force as of the Effective Time and that are participating pursuant to a dividend plan or program of EICN (including the Industry Safety Group Dividend Program and the Construction Safety Group Dividend Program) and (2) all Policies that are no longer In Force as of the Effective Time but that were participating pursuant to a dividend plan or program of EICN (including the Industry Safety Group Dividend Program and the Construction Safety Group Dividend Program), that have an inception date that is not earlier than 24 months prior to and not later than the Effective Date and for which the dividend, if any, to be paid in accordance with the terms of such policy and the applicable dividend plan or program has not been calculated, declared and paid by EICN as of the Effective Date (collectively, the “Closed Block Policies”).

1.2 Closed Block Assets. The “Closed Block Assets” shall consist solely of cash and U.S. treasury securities, shall be managed to provide reasonable returns consistent with the goal of preservation of principal, and shall be liquidated from time to time as necessary to pay dividends declared by EICN’s board of directors with respect to Closed Block Policies. The Closed Block Assets shall be managed in compliance with applicable Nevada insurance laws and all other applicable laws and regulations. The assets allocated to the Closed Block are assets of EICN and are subject to the same liabilities (in the same priority) as all other assets of EICN.

1.3 Closed Block Operation. Assets of EICN shall be allocated to the Closed Block and segregated in a separate surplus account in an amount that is reasonably expected to be sufficient to cover all dividend payments on all Closed Block Policies, assuming that (1) they earn a dividend, (2) no further losses are incurred or paid with respect to any such Policies beyond those losses that have been incurred and paid with respect to such Policies as of the Effective Time as reflected in the Company Records, and (3) dividends are declared by the board of directors of EICN and paid to the Policyholders on all such Policies in accordance with the terms of the applicable dividend plan or program.

The Closed Block will not be operated as a separate “book of business” that includes all insurance cash flows (such as premium payment receipts, cash claims payments or tax payments, for example). Rather, the Closed Block shall comprise cash and cash equivalents in an aggregate principal amount that EICN anticipates will be

______________

[1]

Capitalized terms used herein but not defined shall have their respective meanings in EIG Mutual Holding Company’s Plan of Conversion, adopted on August 17, 2006 and amended and restated on October 3, 2006.

J1

Exhibit J to the Plan of Conversion

sufficient to meet the dividend payments that would be made on all Closed Block Policies under the assumptions set forth in the previous paragraph. Accordingly, cash flows into and out of the Closed Block shall consist solely of dividend payments to Policyholders on Closed Block Policies, interest and other income earned on the Closed Block Assets and proceeds received upon any disposition of any Closed Block Assets. All dividends paid in cash after the Effective Time with respect to the Closed Block Policies shall be withdrawn from the Closed Block. All interest and other investment income received in respect of the Closed Block Assets, and any cash proceeds received upon disposition of any Closed Block Assets (net of reasonable and customary brokerage and other transaction expenses), shall be received by the Closed Block.

1.4 Closed Block Reporting. EICN shall submit to the Nevada Commissioner of Insurance annual reports with respect to the Closed Block, summarizing the Closed Block Assets and listing the Closed Block Policies, in each case as of the end of the corresponding 12-month period, and summarizing the dividend payments made with respect to the Closed Block Policies and the income earned with respect to and dispositions of the Closed Block Assets, in each case during such 12-month period.

1.5 Termination of the Closed Block. The Closed Block shall terminate, and the remaining Closed Block Assets as of the effective termination date, including the income therefrom, shall revert to the benefit of EICN, from and after the calculation, declaration and payment by EICN of all dividends, if any, with respect to all Closed Block Policies following the Effective Time, which, in accordance with the terms of the applicable dividend plans, shall be approximately 24 months following the Effective Time.

1.6 Other Participating Policies. Following the Effective Time, EICN may continue to issue participating Policies, and such Policies shall not be included in the Closed Block. Dividends in respect of such Policies issued after the Effective Time, if any, will be paid by EICN in accordance with the terms of such Policies and the related dividend plans or programs.

J2